Exhibit 10.2

                          LOAN AND SECURITY AGREEMENT

                                     among

                           PRECISION AUTO CARE, INC.
                            a Virginia corporation,
                              WE JAC CORPORATION,
                            a Delaware corporation,
                              LUBE VENTURES, INC.
                            a Delaware corporation,
                         ROCKY MOUNTAIN VENTURES, INC.
                            a Colorado corporation,
                       ROCKY MOUNTAIN VENTURES, II, INC.
                            a Colorado corporation,
                             MIRACLE PARTNERS, INC.
                            a Delaware corporation,
                             RALSTON CAR WASH, LTD.
                     a Colorado limited liability company,
                             PREMA PROPERTIES, LTD.
                       an Ohio limited liability company,
                            MIRACLE INDUSTRIES, INC.
                              an Ohio corporation,
                                    KBG, LLC
                     a Colorado limited liability company,
                                   PTW, INC.
                           a Washington corporation,
                         NATIONAL 60 MINUTE TUNE, INC.
                           a Washington corporation,
                    HYDRO-SPRAY CAR WASH EQUIPMENT CO., LTD.
                       an Ohio limited liability company,
                         PRECISION TUNE AUTO CARE, INC.
                             a Virginia corporation

                                      and

                                  SIGNET BANK
                         a Virginia banking corporation



                                                               November 12, 1997

                          LOAN AND SECURITY AGREEMENT

                               TABLE OF CONTENTS

ARTICLE I     Definitions..................................................  3
Section 1.1   Account Debtor...............................................  3
Section 1.2   Accounts, Chattel Paper, Documents,
              Inventory, Equipment, General
              Intangibles, and Instruments.................................  3
Section 1.3   Advance Rates................................................  3
Section 1.4   Advances.....................................................  3
Section 1.5   Affiliate....................................................  3
Section 1.6   Agent........................................................  3
Section 1.7   Agreement....................................................  4
Section 1.8   Assumption Agreement.........................................  4
Section 1.9   Available Funds..............................................  4
Section 1.10  Borrower.....................................................  4
Section 1.11  Business Day.................................................  4
Section 1.12  Collateral...................................................  4
Section 1.13  Deposit Account..............................................  4
Section 1.14  Eligible Receivables.........................................  4
Section 1.15  ERISA........................................................  5
Section 1.16  Event of Default.............................................  5
Section 1.17  Excess Funds.................................................  5
Section 1.18  Item.........................................................  5
Section 1.19  Investment...................................................  5
Section 1.20  Laws.........................................................  5
Section 1.21  Letter of Credit.............................................  5
Section 1.22  Line of Credit...............................................  6
Section 1.23  Line of Credit Note..........................................  6
Section 1.24  Liquidation Costs............................................  6
Section 1.25  Loan.........................................................  6
Section 1.26  Loan Documents...............................................  6
Section 1.27  Obligations..................................................  6
Section 1.28  Permitted Liens..............................................  7
Section 1.29  Person.......................................................  7
Section 1.30  Receivables..................................................  7
Section 1.31  Records......................................................  7
Section 1.32  Subsidiary...................................................  7
Section 1.33  Subordinated Debt............................................  7
Section 1.34  Target Balance...............................................  8
Section 1.35  Tax-Exempt Intermediary......................................  8
ARTICLE II    TERMS AND PURPOSE OF THE LOAN................................  8
Section 2.1   The Line of Credit...........................................  8

Section 2.1.1 Purpose of the Line of Credit................................  8
Section 2.1.2 Advance Rates................................................  8
Section 2.1.3 Interest Rate; Line of Credit Note...........................  8
Section 2.1.4 Line of Credit Fees.......................................... 10
Section 2.1.5 Advances under the Line of Credit............................ 10
Section 2.1.6 Repayment of the Line of Credit.............................. 12
Section 2.1.7 Prepayment of the Line of Credit............................. 12

ARTICLE III
              SECURITY FOR THE LOAN........................................ 12
Section 3.1   Grant of Security Interest................................... 12
Section 3.2   Proceeds and Products........................................ 13
Section 3.3   Priority of Security Interests............................... 13
Section 3.4   Future Advances.............................................. 13
Section 3.5   Landlord's Waivers........................................... 13

ARTICLE IV    CONDITIONS PRECEDENT......................................... 14
Section 4.1   Required Documents........................................... 14
Section 4.2   Satisfaction of Terms........................................ 14

ARTICLE V     REPRESENTATIONS AND WARRANTIES............................... 15
Section 5.1   Accuracy and Completeness of Information..................... 15
Section 5.2   Non-Existence of Defaults, Etc. ............................. 15
Section 5.3   Litigation................................................... 16
Section 5.4   Liabilities or Adverse Changes............................... 16
Section 5.5   Title to Collateral.......................................... 16
Section 5.6   Use of Loan Proceeds......................................... 16
Section 5.7   Corporate Status............................................. 16
Section 5.8   Validity, Binding Nature,
              and Enforceability of the Loan Documents..................... 16
Section 5.9   Defaults Under Loan Documents................................ 17
Section 5.10  Taxes........................................................ 17
Section 5.11  ERISA........................................................ 17
Section 5.12  Compliance with Laws......................................... 17
Section 5.13  Accuracy of Representations and Warranties................... 17
Section 5.14  Consents, Approvals, and Authorizations...................... 18
Section 5.15  Title to Assets Other Than Collateral........................ 18
Section 5.16  Place of Business............................................ 18
Section 5.17  Additional Business Locations................................ 18
Section 5.18  Other Subsidiaries........................................... 18

Section 5.19  Material Contracts and Commitments........................... 19
Section 5.20  Representations as to Receivables............................ 19

ARTICLE VI    AFFIRMATIVE COVENANTS........................................ 19
Section 6.1   Payments..................................................... 20
Section 6.2   Performance.................................................. 20
Section 6.3   Protection of Security....................................... 20
Section 6.4   Insurance.................................................... 20
Section 6.4.1 Casualty Insurance........................................... 20
Section 6.4.2 Liability and Worker's Compensation Insurance................ 20
Section 6.4.3 Other Insurance.............................................. 20
Section 6.5   Collection of Accounts....................................... 21
Section 6.6   Maintenance of Existence..................................... 21
Section 6.7   Notice of Litigation and Proceedings......................... 21
Section 6.8   Performance under Material Contract.......................... 21
Section 6.9   Payment of Indebtedness to Third Persons..................... 21
Section 6.10  Notice of Change of Business Location........................ 21
Section 6.11  Pension Plans................................................ 22
Section 6.12  Maintenance of Assets and Properties......................... 22
Section 6.13  Payment of Taxes............................................. 22
Section 6.14  Further Assurances and Power of Attorney..................... 22
Section 6.15  Advancements................................................. 22
Section 6.16  Maintain Records and Make Available to Bank for Inspection... 23
Section 6.17  Borrowing Base Certificates.................................. 23
Section 6.18  Financial Statements......................................... 24
Section 6.19  Maximum Quarterly Tangible Capital........................... 25
Section 6.20  Minimum Quarterly Tangible Capital........................... 25
Section 6.21  Minimum Annual Cash Flow Coverage............................ 25
Section 6.22  Positive Net Profit.......................................... 25
Section 6.23  Current Ratio................................................ 25
Section 6.24  Capital Expenditures......................................... 26
Section 6.25  Operating Budget............................................. 26
Section 6.26  Depository Banks............................................. 26
Section 6.27  Tax-Exempt Intermediaries.................................... 26

ARTICLE VII   NEGATIVE COVENANTS........................................... 26
Section 7.1   Change of Name, Merger, Sale of Stock Etc. .................. 26
Section 7.2   Sale or Transfer of Assets................................... 27
Section 7.3   Encumbrance of Assets........................................ 27
Section 7.4   Guarantees................................................... 27
Section 7.5   Indebtedness................................................. 27
Section 7.6   Investments.................................................. 27

Section 7.7   Loans........................................................ 27
Section 7.8   Dividends.................................................... 27
Section 7.9   Acquisition of Stock or Assets of Third Person............... 27
Section 7.10  Assignment of this Agreement................................. 28

ARTICLE VIII  EVENTS OF DEFAULT............................................ 28
Section 8.1   Failure to Pay............................................... 28
Section 8.2   Failure to Perform........................................... 28
Section 8.3   Failure of Warranty or
              Representation to be True.................................... 28
Section 8.4   Failure to Perform Covenants
              Relating to Collateral....................................... 27
Section 8.5   Failure to Perform Other Covenants........................... 28
Section 8.6   Default Under Loan Documents................................. 28
Section 8.7   Judgments.................................................... 29
Section 8.8   Levy By Secured Creditor..................................... 29
Section 8.9   Failure to Pay Debts to Third Persons........................ 29
Section 8.10  Involuntary Bankruptcy....................................... 29
Section 8.11  Voluntary Bankruptcy......................................... 29
Section 8.12  Termination of Material Contracts............................ 29
Section 8.13  Material Adverse Change...................................... 30
Section 8.14  Impairment of Collateral..................................... 30

ARTICLE IX    RIGHTS AND REMEDIES ON THE OCCURRENCE
              OF AN EVENT OF DEFAULT....................................... 30
Section 9.1   Rights and Remedies.......................................... 30
Section 9.2   Collection of Receivables by the Bank........................ 31
Section 9.3   Sale of Collateral........................................... 32
Section 9.4   Confession of Judgment....................................... 33
Section 9.5   Attorneys' Fees and Expenses................................. 33
Section 9.6   Remedies Cumulative.......................................... 33
Section 9.7   Proof of Sums Due on the Loan................................ 33
Section 9.8   Obligations of the Borrower
              Hereunder Unconditional...................................... 34

ARTICLE X     GENERAL CONDITIONS AND TERMS................................. 34
Section 10.1  Loan Costs................................................... 34
Section 10.2  Incorporation................................................ 34
Section 10.3  Waivers...................................................... 34
Section 10.4  No Third Party Beneficiary Rights............................ 34
Section 10.5  Continuing Obligation of Borrowers........................... 35
Section 10.6  Binding Obligation........................................... 35
Section 10.7  Notices...................................................... 35
Section 10.8  Final Agreement.............................................. 35
Section 10.9  Extensions................................................... 36

Section 10.10 Amendment.................................................... 36
Section 10.11 Time......................................................... 36
Section 10.12 Disclosure................................................... 36
Section 10.13 Number, Gender, and Captions................................. 36
Section 10.14 Security Agreement; Photocopies Sufficient................... 36
Section 10.15 Additional Borrowers and Assumption Agreement................ 36
Section 10.16 Joint and Several Liability.................................. 37
Section 10.17 Choice of Law; Waiver of Jury Trial.......................... 37

                          LOAN AND SECURITY AGREEMENT


            THIS LOAN AND SECURITY AGREEMENT is made between PRECISION AUTO CARE, INC., a Virginia corporation ("PAC"), and certain of its subsidiaries wholly-owned and/or controlled by it, namely, WE JAC CORPORATION, a Delaware corporation; LUBE VENTURES, INC., a Delaware corporation; ROCKY MOUNTAIN VENTURES, INC., a Colorado corporation; ROCKY MOUNTAIN VENTURES II, INC., a Colorado corporation, MIRACLE PARTNERS, INC., a Delaware corporation; RALSTON CAR WASH, LTD., a Colorado limited liability company; PREMA PROPERTIES, LTD., an Ohio limited liability company; MIRACLE INDUSTRIES, INC., an Ohio corporation; KBG, LLC, a Colorado limited liability company; PTW, INC., a Washington corporation; NATIONAL 60 MINUTE TUNE, INC., a Washington corporation; HYDRO-SPRAY CAR WASH EQUIPMENT CO., LTD., an Ohio limited liability company; PRECISION TUNE AUTO CARE, INC., a Virginia corporation (each of the foregoing and PAC are sometimes hereafter referred to individually as a "Borrower" and collectively as the "Borrowers"), and SIGNET BANK, a Virginia banking corporation (the "Bank).

                                    RECITALS

            A. PAC is a holding company which conducts business through its Subsidiaries (as hereafter defined).

            B. Because of the ownership relation and the other relationships described hereafter, PAC and all Subsidiaries have requested the Bank to provide credit upon the terms and conditions stated herein.

            C. PAC is the sole or controlling, direct or indirect, owner of all of the issued and outstanding capital stock or other equity interests of all of the Subsidiaries. Each Borrower is a separate legal entity, however, and in addition to the ownership affiliation, each Borrower will be actively engaged in interwoven and ongoing business and financial relationships with PAC and the other Subsidiaries in the conduct of their respective but related businesses. These relationships include: (a) centralized accounting, data processing, payroll and other administrative services; (b) the sharing of common administrative (e.g., legal, accounting, etc.) services; (c) common management and the utilization of personnel for common services such as purchasing and administrative services; (d) the purchase and exchange of goods and services among the Borrowers; (e) PAC will provide substantial financial support to its Subsidiaries through loans; (f) PAC and a substantial number of the Subsidiaries will file consolidated federal tax returns; and (g) other contemplated business accommodations by and between the Borrowers. Because of the affiliation and inter-relationship of the Borrowers, in law and in fact, and because of the economic dependence of one on the other, and further because each Borrower is joining in the execution hereof for the purpose of inducing the Bank to enter into this Loan and Security Agreement, each Borrower promises to pay all Obligations (as hereafter defined) regardless of which Borrower requested and/or received, directly or indirectly, the proceeds or benefit of any Loan (as hereafter defined). For purposes of this Loan and Security Agreement, each Borrower joins as a co-maker, the liability of each co-maker shall be joint and several for the repayment of all Loans, interest thereon and all other Obligations, and the performance of all terms, conditions and provisions of this Loan and Security Agreement. The Loans may be made to one Borrower for the use and benefit of one or more other Borrowers, and each Borrower may act as and be the agent of each other Borrower; the Collateral of each Borrower shall be Collateral for all Obligations arising hereunder, regardless of which Borrower incurred the Obligations; notice to PAC or any other Borrower shall constitute notice to all Borrowers; a request for a Loan by PAC for its use or for the use of another Borrower shall be valid and binding on all Borrowers. Each Subsidiary designates, constitutes and appoints PAC as its true and lawful attorney-in-fact to act for and on its behalf under this Loan and Security Agreement in all respects, and any action taken by PAC with respect to any Subsidiary shall be binding on both. No action now or hereafter taken by the Bank for administrative purposes or otherwise, including, without limitation, recording this transaction on its books and records in the name of PAC, administering the Loans through one deposit account, collateral account or other account or accounts, notifying or dealing with one Borrower to the exclusion of any other shall be, or shall be deemed to be, a waiver or relinquishment of any right, power or remedy with respect to all Borrowers nor a release of any Borrower from strict performance and unconditional liability under this Loan and Security Agreement.

            D. The Borrowers acknowledge that they will benefit from the making of the Loans, the extension of credit and all join in the execution hereof and the joint and several undertakings herein to induce the Bank to make the Loans and continue making the Loans.

            NOW, THEREFORE, in consideration of the premises, the covenants and agreements of the parties hereafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

            As used in this Loan and Security Agreement, the following terms shall have the meanings set forth as definitions, unless the specific context clearly requires a different meaning, and all terms defined in this Article, or elsewhere herein, shall be capitalized throughout this Loan and Security Agreement. Terms defined in the Uniform Commercial Code of Maryland or of any other state in which any portion of the Collateral may be located shall have the meanings ascribed to them therein, and all financial terms not otherwise defined shall have those meanings as determined under generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants ("GAAP"). The plural use of any defined term shall include the singular, and the singular use of any defined term shall include the plural.

            SECTION 1.1. ACCOUNT DEBTOR. The term "Account Debtor" shall mean any Person who is obligated to pay a Receivable to any Borrower.

            SECTION 1.2. ACCOUNTS, CHATTEL PAPER, DOCUMENTS, INVENTORY, SECURITIES, EQUIPMENT, GENERAL INTANGIBLES AND INSTRUMENTS. The terms "Accounts," "Chattel Paper," "Documents," "Inventory," "Securities," "Equipment," "General Intangibles" and "Instruments" shall have the same respective meanings as are given to those terms in the Maryland Uniform Commercial Code-Secured Transactions, Title 9, Commercial Law Article, Annotated Code of Maryland, as amended.

            SECTION 1.3. ACQUISITION. The term "Acquisition" shall mean any acquisition, whether in a single transaction or series of related transactions, by PAC or any one or more of its Subsidiaries, or any combination thereof, of
(i) all, or substantially all, of the assets, equity or a going business or division, of any Person, whether through purchase of assets or securities, by merger or otherwise, (ii) control of at least eighty percent (80%) of the outstanding securities of an existing corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, or (iii) control of a greater than eighty percent (80%) ownership interest in any existing partnership, joint venture or other Person.

            SECTION 1.4. ACQUISITION COSTS. The term "Acquisition Costs" shall mean, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid by PAC and its Subsidiaries in connection with such Acquisition, (ii) the fair market value of all capital stock or other ownership interests of PAC or any of its Subsidiaries issued or given in connection with such Acquisition, (iii) the outstanding principal amount of all indebtedness incurred, assumed or acquired in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts using pro forma projections and other contingent obligations assuming satisfaction of the related contingency, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition other than bona fide employment and similar agreements not a part of the allocation of the purchase price, and (vi) the aggregate fair market value of all other consideration given by PAC and its Subsidiaries in connection with such Acquisition. All capital expenditures made or projected to be incurred by PAC or its Subsidiaries within ninety (90) days in connection with any Acquisition shall be included in the

Acquisition Costs attributable to such Acquisition, except for expenditures for signage and other equipment to standardize the acquired Person's business activities with the Borrowers.

            SECTION 1.5. ACQUISITION LINE OF CREDIT. The term "Acquisition Line of Credit" shall mean those Advances, readvances and other credit accommodations and Loans provided under this Agreement for Acquisitions, as evidenced by the Acquisition Line of Credit Note, made from time to time in accordance with the terms of this Agreement.

            SECTION 1.6. ACQUISITION LINE OF CREDIT NOTE. The term "Acquisition Line of Credit Note" shall mean the Consolidated Note.

            SECTION 1.7. ADVANCES. The term "Advances" shall mean each credit to PAC's Deposit Account based on a request from PAC for borrowing as provided in
Article II herein, or any extension of credit under the Line of Credit or Acquisition Line of Credit as herein provided, regardless of whether a specific request has been made therefor.

            SECTION 1.8. AFFILIATE. The term "Affiliate" shall mean any corporation, including all of the Subsidiaries, partnership, limited liability company, limited liability partnership or other Person of which more than fifty percent (50%) of the legal or beneficial ownership interests are held, directly or indirectly, by PAC or any other Borrower, or which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by PAC.

            SECTION 1.9. AGENT. The term "Agent" shall mean PAC as exclusive agent for all of the Subsidiaries to act for and on behalf of each and all of them, individually and collectively, to request Advances, receive notices, accept service of process and take all actions deemed necessary in connection with this Agreement, the Loan and the Notes.

            SECTION 1.10. AGREEMENT. The term "Agreement" shall mean this Loan and Security Agreement, as amended, restated, extended or modified from time to time, together with all attachments and exhibits hereto or thereto.

            SECTION 1.10A. ADJUSTED EBITDA. The term "Adjusted EBITDA" shall mean as of the end of each fiscal quarter, the consolidated EBITDA of all Borrowers less any net increase during such fiscal quarter in income attributable to any receivable, royalty or deposit which is over 90 days past due (the "Past Due Items"), any franchise, area subfranchise or master license fees or any other curent year revenue financed by notes or other instruments and not otherwise included in the Past Due Items, and any other non-cash revenue items reflected in Consolidated Net Income, however, the amount of the current bad debt expense and other agreed upon adjustments shall be added to Consolidated Net Income provided such amount does not exceed the amount of Past Due Items for such period. For purposes of computing EBITDA for the fiscal quarters ending December 31, 1996, March 31, 1997, June 30, 1997, September 30, 1997, and December 31, 1997, there shall be an assumed EBITDA $1,000,000 for each of such quarters, except that when PAC submits a 10Q report to the Securities and Exchange Commission for the quarterly periods ending September 30, 1997 and December 31, 1997, then the EBITDA as of the end of such fiscal quarters shall be the actual combined EBITDA of the Borrowers resulting from their respective operations as of the quarter ending September 30, 1997, and the EBITDA of the Borrowers as of the quarter ending December 31, 1997 reflecting operations both prior to and after the Combination, and the financial information so reported shall be utilized to compute Adjusted EBITDA for such quarterly periods.

            SECTION 1.11. ANNUALIZED ADJUSTED EBITDA. The term "Annualized Adjusted EBITDA" shall mean with respect to the Borrowers, on a consolidated basis and as of the end of each fiscal quarter, the sum of Adjusted EBITDA for the immediately preceding four fiscal quarters; plus the trailing twelve-month Adjusted EBITDA of any acquired Subsidiary which becomes a Borrower so long as the computation of such trailing Adjusted EBITDA can be determined to the Bank's satisfaction from audited financial statements or other information deemed reliable by the Bank.

            SECTION 1.12. ANNUALIZED ADJUSTED EBITDAR. The term "Annualized Adjusted EBITDAR" shall mean with respect to the Borrower, on a consolidated basis and as of the end of each fiscal quarter, the sum of the Annualized Adjusted EBITDA for the immediately preceding four fiscal quarters, plus Rent Expense for such period.

            SECTION 1.12A. ANNUALIZED EBITDA. The term "Annualized EBITDA" shall mean with respect to the Borrowers on a consolidated basis and as of the end of each fiscal quarter, the sum of EBITDA for such quarter and for the three fiscal quarters immediately preceding such quarter, as reported in the Forms 10Q and 10K (as applicable) filed by PAC with the Securities and Exchange Commission.

            SECTION 1.12B. ANNUALIZED EBITDAR. The term "Annualized EBITDAR" shall mean with respect to the Borrowers on a consolidated basis and as of the end of each fiscal quarter, the sum of the Annualized EBITDA for the period ending on such date, plus Rent Expense for such four quarters.

            SECTION 1.13. APPLICABLE MARGIN. The term "Applicable Margin" shall mean, at any time with respect to any Loan, the applicable percentage points as determined under the following matrix with reference to the ratio of Total Funded Debt to Annualized EBITDA, each for the most recent fiscal quarter then ended, calculated as provided below:

                                                APPLICABLE       APPLICABLE
RATIO OF TOTAL FUNDED DEBT TO ANNUALIZED          MARGIN           MARGIN
EBITDA FOR THE QUARTER THEN ENDED              (BASE RATE)      (LIBOR RATE)
----------------------------------------       ------------     ------------
Less than or equal to 3.0 to 1.0 but
greater than 2.5 to 1.0                           0.25%             2.00%

Less than or equal to 2.5 to 1.0 but
greater than 2.0 to 1.0                           0.00%             1.75%

Less than or equal to 2.0 to 1.0 but
greater than 1.5 to 1.0                           0.00%             1.50%

Less than or equal to 1.5 to 1.0                  0.00%             1.25%

[NOTE: THE FOREGOING PROVISIONS OF SECTION 1.13, AS AMENDED, SHALL BECOME EFFECTIVE COMMENCING WITH THE FISCAL QUARTER ENDING JUNE 30, 1998, AND THE APPLICABLE MARGIN (LIBOR RATE) SHALL BE (A) 1.25% EFFECTIVE AS OF APRIL 1, 1998, TO (AND INCLUDING) JUNE 30, 1998, AND (B) 1.75% EFFECTIVE AS OF JULY 1, 1998, UNTIL CHANGED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 1.13, AS AMENDED.]

            SECTION 1.14. ASSUMPTION AGREEMENT. The term "Assumption Agreement" shall mean an agreement in substantially the form attached hereto as Exhibit B and made a part hereof in which a corporation or other business entity hereafter acquired, directly or indirectly, or subsequently created, and which otherwise qualifies as a Subsidiary, agrees to be bound by the terms of this Agreement and assumes joint and several liability for repayment of the Notes and all other Obligations.

            SECTION 1.15. AVAILABLE LOAN AMOUNT. The term "Available Loan Amount" shall mean the maximum Total Funded Debt permitted at any time under
Section 6.17 (i.e., 3 times Annualized Adjusted EBITDA), less the outstanding principal balance of all Loans, Outstanding Letter of Credit Obligations and other outstanding Total Funded Debt.

            SECTION 1.16. BASE RATE. The term "Base Rate" shall mean the interest rate declared in internal publications by the Bank from time to time as its prime rate, whether or not such rate is otherwise published or announced. The Base Rate is not necessarily the lowest rate charged by the Bank to borrowers.

            SECTION 1.17. BORROWER. The term "Borrower" or "Borrowers" shall mean PAC and all of the additional parties identified on the first page of this Agreement which are Subsidiaries owned and controlled by PAC, and shall also include such other Persons hereafter qualifying as a Subsidiary which execute and deliver to the Bank an Assumption Agreement.

            [NOTE NOTWITHSTANDING THE FACT THAT NONE OF PROMOTORA DE FRANQUICIAS PRAXIS, S.A. DE C.V., A MEXICAN CORPORATION ("PFP"), OR ANY OF THE "PRAXIS COMPANIES" AS DEFINED IN THAT CERTAIN SUBSCRIPTION AND STOCK PURCHASE AGREEMENT MADE AS OF MARCH 31, 1998, BY AND AMONG PAC, PAC MEXICO I AND THE STOCKHOLDERS OF PFP (THE "PFP PURCHASE AGREEMENT," AND ALL OF SUCH ENTITIES, COLLECTIVELY, THE "NON-BORROWER MEXICAN SUBSIDIARIES") WILL ENTER INTO AN ASSUMPTION AGREEMENT AND BECOME A PARTY TO THE LOAN AGREEMENT AS A BORROWER THEREUNDER, THE TERMS "BORROWER" AND "SUBSIDIARY" AS USED IN THE LOAN AGREEMENT SHALL INCLUDE THE NON-BORROWER MEXICAN SUBSIDIARIES FOR THE FOLLOWING PURPOSES:

            (A) THE DEFINITIONS OF "ADJUSTED EBITDA," "ANNUALIZED ADJUSTED EBITDA," "CONSOLIDATED LIABILITIES," "CONSOLIDATED NET INCOME," "CONSOLIDATED TANGIBLE NET WORTH," "EBITDA," "MATERIAL ADVERSE CHANGE" AND "MATERIAL ADVERSE EFFECT" IN THE LOAN AGREEMENT; PROVIDED, HOWEVER, THAT THE TRAILING TWELVE-MONTH ADJUSTED EBITDA OF THE NON-BORROWER MEXICAN SUBSIDIARIES WILL ONLY BE INCLUDED IN ANNUALIZED ADJUSTED EBITDA IF AND SO LONG AS THE COMPUTATION THEREOF CAN BE DETERMINED TO THE BANK'S SATISFACTION FROM AUDITED FINANCIAL STATEMENTS OR OTHER INFORMATION DEEMED RELIABLE BY THE BANK.

            (B) THE REPRESENTATIONS AND WARRANTIES OF THE BORROWERS UNDER SECTIONS 5.1, 5.2, 5.3, 5.4, 5.10, 5.13, 5.15, 5.17, 5.20 AND 5.25 OF THE LOAN
AGREEMENT;

            (C) THE AFFIRMATIVE COVENANTS OF THE BORROWERS CONTAINED IN SECTIONS 6.4, 6.6, 6.7, 6.8, 6.11, 6.12, 6.13, 6.15, 6.16, 6.17, 6.18 AND 6.19 OF THE
LOAN AGREEMENT; PROVIDED, HOWEVER, THAT (A) FOR PURPOSES OF SUCH SECTIONS THE COVENANT AND AGREEMENT OF THE BORROWERS WHICH ARE PARTIES TO THE LOAN AGREEMENT SHALL BE TO CAUSE THE NON-BORROWER MEXICAN SUBSIDIARIES TO COMPLY WITH THE PROVISIONS THEREOF, AND (B) IT IS UNDERSTOOD AND AGREED THAT THE FISCAL YEAR OF PAC SHALL END ON JUNE 30 OF EACH YEAR;

            (D) THE NEGATIVE COVENANTS OF THE BORROWERS CONTAINED IN SECTIONS 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.17 AND 7.18 OF
THE LOAN AGREEMENT; PROVIDED, HOWEVER, THAT (A) FOR PURPOSES OF SUCH

SECTIONS THE COVENANT AND AGREEMENT OF THE BORROWERS WHICH ARE PARTIES TO THE LOAN AGREEMENT SHALL BE NOT TO CAUSE OR PERMIT THE NON-BORROWER MEXICAN SUBSIDIARIES TO VIOLATE ANY OF THE PROVISIONS THEREOF, AND (B) THE CONTINGENT OBLIGATIONS OF THE NON-BORROWER MEXICAN SUBSIDIARIES IDENTIFIED IN SCHEDULE 7.5 ATTACHED HERETO AND INCORPORATED BY REFERENCE HEREIN SHALL NOT REPRESENT A VIOLATION OF THE PROVISIONS OF SUBSECTION 7.5 OF THE LOAN AGREEMENT; AND

            (E) THE EVENTS OF DEFAULT UNDER SECTIONS 8.7, 8.8, 8.9, 8.10, 8.11,
8.12 AND 8.13 OF THE LOAN AGREEMENT.]

            SECTION 1.18. BUSINESS DAY. The term "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday or days on which banking institutions are authorized or obligated to close under the laws of the United States or the State of Maryland.

            SECTION 1.19. CLOSING. The term "Closing" shall mean the closing of the transactions contemplated by this Agreement, including the execution and delivery of all Loan Documents, the delivery of all documents, certificates or other required items of the Borrowers hereunder, and the satisfaction of all conditions to closing (or the waiver thereof) as provided herein. Closing shall take place at the offices of Miles & Stockbridge, P.C., 10 Light Street, Baltimore, Maryland 21201 on November 12, 1997, or at such other place or time as the parties hereto shall mutually agree.

            SECTION 1.20. COLLATERAL. The term "Collateral" shall mean all of the tangible and intangible property with respect to which the Borrowers have granted a security interest or lien to the Bank pursuant to the terms of this Agreement or any of the other Loan Documents.

            SECTION 1.21. COMBINATION. The term "Combination" shall mean the reorganization and share exchange to be effected by the Borrowers immediately prior to the Closing, all in accordance with terms of a Plan of Reorganization and Agreement for Share Exchange Offers dated as of August 27, 1997 by and among PAC, WE JAC Corporation, Lube Ventures, Inc., Rocky Mountains Ventures, Inc., Prema Properties, Ltd., Miracle Industries, Inc., Miracle Partners, Inc., Rocky Mountain Ventures II, Inc., Ralston Car Wash, Ltd., and KBG, LLC., as amended by the First Amendment to Plan of Reorganization and Agreement for Share Exchange Offers dated as of October 17, 1997.

            SECTION 1.22. COMPLIANCE CERTIFICATE. The term "Compliance Certificate" shall mean the certificate executed by the chief executive officer or chief financial officer of PAC and delivered to the Bank at the end of each fiscal quarter indicating the Borrowers' compliance with all financial covenants contained herein and the absence of any Event of Default, all in the form as provided in Exhibit A attached hereto.

            SECTION 1.23 CONSOLIDATED LIABILITIES. The term "Consolidated Liabilities" shall mean, on a consolidated basis, the aggregate liabilities of the Borrowers, less Subordinated Debt.

            SECTION 1.24. CONSOLIDATED NET INCOME. The term "Consolidated Net Income" shall mean, for any fiscal period, the net income (or loss) of PAC and its Subsidiaries, on a consolidated basis and excluding intercompany items, for such quarter, determined in accordance with GAAP, but excluding as income: (a) gains on the sale, conversion or other disposition of capital assets, (b) gains on the acquisition, retirement, sale or other disposition of stock or securities of PAC or any of its Subsidiaries, (c) gains on the collection of life insurance proceeds, (d) any write-up of any asset, and (e) any other gain or credit of an extraordinary nature.

            SECTION 1.24A. CONSOLIDATED NOTE. The term "Consolidated Note" shall mean the Consolidated, Amended and Restated Revolving and Acquisition Line of Credit Note dated May 12, 1998, executed by the Borrowers as obligors, in the principal amount of Twenty-Five Million Dollars ($25,000,000) and payable to the order of the Bank, and any and all substitutions, extensions, renewals, amendments, restatements, modifications or replacements thereof.

            SECTION 1.25. CONSOLIDATED TANGIBLE NET WORTH. The term "Consolidated Tangible Net Worth" shall mean, on a consolidated basis, the aggregate amount of Borrowers' total assets, exclusive of goodwill, trademarks, trade names, licenses and such other assets as Bank may determine from time to time are properly classified as intangible assets, less Consolidated Liabilities, plus Bank-approved Subordinated Debt, if any.

            SECTION 1.26. DEPOSIT ACCOUNT. The term "Deposit Account" shall mean PAC's deposit account(s) established and maintained with the Bank for the benefit of itself and all other Borrowers, or any substitute or additional account(s), to be utilized as the means of advancing funds under the Line of Credit or Acquisition Line of Credit.

            SECTION 1.26A. DOMESTIC ACQUISITION. The term "Domestic Acquisition" shall mean any Acquisition which (a) is not a Permitted Acquisition, and (b) is not a Foreign Acquisition.

            SECTION 1.27. EBITDA. The term "EBITDA" shall mean, with respect to PAC and its Subsidiaries, on a consolidated basis as of the last day of any fiscal quarter, the aggregate of (a) Consolidated Net Income for the immediately preceding fiscal quarter then ended, plus (b) the sum of interest, taxes. depreciation and amortization (to the extent taken into the calculation of Consolidated Net Income for such period).

            SECTION 1.28. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all regulations or rulings promulgated thereunder.

            SECTION 1.29. EVENT OF DEFAULT. The term "Event of Default" shall mean the events constituting defaults under this Agreement as set forth in
Article VIII hereof.

            SECTION 1.29A. FOREIGN ACQUISITION. The term "Foreign Acquisition" shall mean any Acquisition in which the assets or equity interests to be acquired are of a Person (a) which is organized under the laws of any jurisdiction other than a state of the United States of America (including the District of Columbia), or (b) which has more than fifty percent of the value of its assets located outside of the United States of America.

            SECTION 1.30. TOTAL FUNDED DEBT/ANNUALIZED EBITDA RATIO. The term "Total Funded Debt/Annualized EBITDA Ratio" shall mean, on a consolidated basis, as of the end of each fiscal quarter, the ratio of Total Funded Debt to Annualized EBITDA.

            SECTION 1.31. GOVERNING DOCUMENTS. The term "Governing Documents" shall mean the articles of incorporation, certificate of incorporation, charter or other organizational instrument of a corporation, the articles of organization and operating agreement of a limited liability company, a partnership or joint venture agreement of any partnership, limited liability partnership or joint venture, and the by-laws or other rules for the governance of any such Person.

            SECTION 1.32. LAWS. The term "Laws" shall mean all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar authority established by any thereof.

            SECTION 1.33. LETTER OF CREDIT. The term "Letter of Credit" shall mean any standby or commercial letter of credit which the Bank may, but shall not be obligated to, now or hereafter issue for the account of a Borrower, and the term "Outstanding Letter of Credit Obligations" shall mean the aggregate stated amount of all Letters of Credit at any time outstanding. The issuance of any Letter of Credit shall be upon such terms and conditions as the Bank may from time to time reasonably determine, and the terms of any letter of credit application or other agreement between the Borrower and the Bank in connection with any Letter of Credit shall govern and control any inconsistent terms provided herein. The Borrower shall pay any customary or standard costs or fees imposed by the Bank in connection with the issuance of any Letter of Credit.

            SECTION 1.34. LIBOR RATE. The term, "LIBOR Rate" means a per annum rate of interest, as determined by the Bank in its sole discretion and changed as of the first day of each month during the term of this Agreement, equal to the London Interbank Offered Rate (adjusted to reflect the cost of insurance premiums and reserve requirements as they exist from time to time) published by Bloomberg or Dow Jones-Telerate, as BBA LIBOR on page 3750 (or by Reuters Monitor Money Rates Service (LIBO page), if Bloomberg or Dow Jones-Telerate is not available), or such other page as may replace that page on that service for the purpose of displaying rates or prices comparable to that rate (rounded upwards, if necessary, to the next higher 1/100%), for deposits in U.S. dollars on the first day of each such month, for a period of thirty (30) days (an "Interest Period"). If more than one such rate appears on such page or its replacement, LIBOR Rate shall be the arithmetic mean of such rates. In the event the first day of any such month is not a Business Day, the applicable LIBOR Rate shall be the rate in effect on the immediately preceding Business Day.

            SECTION 1.35. LINE OF CREDIT. The term "Line of Credit" shall mean those Advances, readvances and other credit accommodations and Loans provided under this Agreement for working capital and other ordinary course working capital purposes, as evidenced by the Line of Credit Note, made from time to time in accordance with the terms of this Agreement.

            SECTION 1.36. LINE OF CREDIT NOTE. The term "Line of Credit Note" shall mean the Consolidated Note.

            SECTION 1.37. LIQUIDATION COSTS. The term "Liquidation Costs" shall mean any and all costs and expenses (including reasonable attorneys' fees and legal expenses) which are incurred by or on behalf of the Bank (a) to enforce payment of any of the Obligations, (b) to enforce payment of any Receivable following the occurrence of an Event of Default, whether as against an Account Debtor, the Borrowers or any surety of any Account Debtor or of any of the Obligations, (c) in the prosecution or defense of any action growing out of or connected with the Collateral or any of the Bank's rights therein or thereto, and (d) in connection with the custody or preservation of the Collateral following the occurrence of an Event of Default, and the preparation for sale, sale or other disposition of any Collateral.

            SECTION 1.38. LOAN. The term "Loan" or "Loans" shall mean all monies advanced under the Line of Credit and Acquisition Line of Credit and the Notes, including future Advances and readvances, whether now existing or hereafter arising, including any amendments, extensions, modifications thereto or replacements or substitutions therefor.

            SECTION 1.39. LOAN DOCUMENTS. The term "Loan Documents" shall mean all documents executed by the Borrowers in connection with the Loan, including, but not limited to, this Agreement, the Line of Credit Note, the Acquisition Line of Credit Note, the Trademark Assignment, the Pledge Agreement, appropriate financing statements and continuation statements, or any amendments, extensions or modifications thereof or thereto.

            SECTION 1.40. MATERIAL ADVERSE CHANGE. The terms "Material Adverse Change" or "Material Adverse Effect" shall mean, in the good faith opinion of the Bank, and subject to any applicable cure or grace periods, a material adverse effect upon, or a material adverse change in, any of (a) the financial condition, operations, business or properties of PAC and/or its Subsidiaries, taken as a whole; (b) the ability of PAC and its Subsidiaries taken as a whole to perform under any Loan Document or any other material contract to which any of them are parties; (c) the legality, validity or enforceability of any Loan Document; (d) the perfection or priority of the liens of the Bank granted under the Loan Documents or the rights and remedies of the Bank under the Loan Documents; or (e) the condition or value of any material portion of the Collateral.

            SECTION 1.41. MATURITY. The term "Maturity" shall mean November 1, 2000, the date on which all Loans and Obligations, all accrued interest, and all other fees, costs and expenses provided for herein, in the Notes or the other Loan Documents shall be due and payable, in full, or such earlier date upon acceleration as provided herein or in the Notes.

            SECTION 1.41A. MAXIMUM LOAN AMOUNT. The term "Maximum Loan Amount" shall mean Twenty-Five Million Dollars ($25,000,000) minus the amount of the Outstanding Letter of Credit Obligations.

            SECTION 1.42. NOTES. The term "Notes" shall mean the Consolidated Note.

            SECTION 1.43. OBLIGATIONS. The terms "Obligation" or "Obligations" shall mean any joint or several obligation of payment or performance by the Borrowers owing to the Bank, including: (a) any and all sums due to the Bank under the Loan or otherwise under the terms of this Agreement, the Line of Credit Note, the Acquisition Line of Credit Note and the Loan Documents; (b) any and all sums advanced by the Bank to preserve or protect the Collateral and the value of the Collateral or to preserve, protect, or perfect the Bank's security interest in the Collateral; (c) Outstanding Letter of Credit Obligations; (d) in the event of any proceeding to enforce the collection of the Obligations or any of them, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Bank of the Bank's rights upon the occurrence of an Event of Default, together with reasonable attorneys' fees, expenses of collection, and court costs as provided in the Loan Documents; (e) the Liquidation Costs; and
(f) any other indebtedness, overdraft or liability of the Borrowers to the Bank, whether direct or indirect, joint or several, absolute or contingent, now existing or hereafter arising.

            SECTION 1.44. PERMITTED ACQUISITION. The term "Permitted Acquisition" shall mean an Acquisition with respect to which the following conditions are satisfied: (i) the Acquisition Costs of a single transaction shall not exceed $2,000,000, and the Acquisition Costs of a single transaction when aggregated with the Acquisition Costs of all other Permitted Acquisitions in any fiscal year of the Borrowers shall not exceed $6,000,000; (ii) the assets acquired, or the business of the Person whose stock or ownership interests are acquired, shall be primarily within the line of business presently conducted by the Subsidiaries (i.e., the repair and maintenance of motor vehicles and products, goods or services related thereto); (iii) those Acquisitions that are structured as asset acquisitions shall be for an entire business, division, facility, operation or product line of such acquired Person; and (iv) those Acquisitions that are structured as stock or equity acquisitions shall be effected through a purchase of no less than eighty percent (80%) of the capital stock or equity interests of such Person by PAC or a Subsidiary or through a merger between such Person and a newly-formed direct subsidiary of PAC or a Subsidiary, as the case may be, so that after giving effect to such merger eighty percent (80%) of the capital stock or equity interests of the surviving corporation of such merger is owned by PAC or a Subsidiary. The Acquisition of Worldwide Drying Systems, Inc. shall constitute a Permitted Acquisition (and the Acquisition Costs thereof shall not be included in computing the $6,000,000 aggregate limitation stated above) so long as (a) the Acquisition Cost is approximately $2,700,000, (b) no more than $1,600,000 is advanced as an Acquisition Loan, (c) closing shall occur within sixty (60) days of the Closing of the Loans, (d) the Acquisition shall generally be structured as described in a letter of intent between Worldwide Drying Systems, Inc. and PAC, and (e) no material event or occurrence, or series of events or occurrences, shall have happened which would materially affect the projections used by PAC to evaluate the Acquisition. Notwithstanding the foregoing, in no event shall any Foreign Acquisition be a Permitted Acquisition.

SECTION 1.45. PERMITTED LIENS. The term "Permitted Liens" shall mean (a) liens or security interests in favor of the Bank; (b) existing liens described in Schedule "A" attached hereto and incorporated herein by this reference (including the "Grimaud Lien" as identified in Exhibit "A"); (c) liens arising or created in the future with the prior written consent of the Bank or as otherwise permitted herein; and (d) purchase money security interests in Equipment which (i) attach concurrently or within ten (10) days after acquisition thereof, or (ii) are permitted under Section 2.2.10 hereof.. Permitted Liens shall also include:

                  (i) Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith and with due diligence by appropriate proceedings, provided that all such liens in the aggregate have no Material Adverse Effect and, if reasonably requested by the Bank, PAC or such

Subsidiary has established reserves reasonably satisfactory to the Bank with respect thereto;

                  (ii) Easements, rights of way, restrictive covenants, conditions, zoning restrictions and other similar encumbrances on real estate that do not materially impair the value of the property to which they relate;

                  (iii) Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days, or, if overdue for more than thirty (30) days, (i) which are being contested in good faith and by appropriate proceedings; (ii) for which adequate reserves in accordance with GAAP have been established on the books of PAC or appropriate Subsidiary; and
(iii) with respect to which the obligations secured thereby are immaterial;

                  (iv) Pledges or deposits in connection with workers' compensation insurance, unemployment insurance and like matters;

                  (v) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

                  (vi) Liens in respect of any writ of execution, attachment, garnishment, judgment or award in an amount less than $100,000, the time for appeal or petition for rehearing of which shall not have expired, or in respect of which an appeal or appropriate proceeding for review is being prosecuted in good faith and a stay of execution pending such appeal or proceeding for review has been secured.

            SECTION 1.46. PLEDGE AGREEMENT. The term "Pledge Agreement" shall mean the Pledge Agreement executed and delivered by PAC and WE JAC Corporation in connection with the granting of a security interest and pledge in the shares of stock or equity interests of the Subsidiaries which are Borrowers under this Agreement as of the date hereof, or which subsequently assume the joint and several Obligations hereunder by the execution and delivery of an Assumption Agreement. The term "Pledge Agreement" shall also mean any amendment to such Pledge Agreement wherein PAC subsequently grants a security interest and pledges the securities of any additional Subsidiary upon its becoming a Borrower.

            SECTION 1.47. PERSON. The term "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, limited liability company, limited liability partnership, court, or government or political subdivision or agency thereof.

            SECTION 1.48. RECEIVABLES. As used herein, the term "Receivables" shall mean all of the Borrowers' Accounts, Instruments, Documents, Chattel Paper, General Intangibles, notes, notes receivable, royalties, franchise fees, reimbursements, commissions, fees, choses in action, and all other rights or entitlements to moneys or property payable by a Person to PAC or any Subsidiary, now existing or hereafter created or arising, and all cash and non-cash proceeds and products thereof, and all rights thereto including rights in rejected, returned or repossessed goods arising from the sale of or providing of goods or services by the Borrowers.

            SECTION 1.49. RECORDS. The term "Records" shall mean correspondence, memoranda, tapes, discs, papers, books and other documents or transcribed information of any type, whether expressed in ordinary or machine language, maintained by the Borrowers in connection with the Collateral or their business operations.

            SECTION 1.50. REGULATION G. The term "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System, 12 C.F.R.
Part 207, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation G and having substantially the same function.

            SECTION 1.51. REGULATION U. The term "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

            SECTION 1.52. REGULATION X. The term "Regulation X" shall mean Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

            SECTION 1.53. RENT EXPENSE. The term "Rent Expense" shall mean, for any period, all amounts paid, payable or accrued during such period by the Borrower and its Subsidiaries on a consolidated basis with respect to all operating leases of real and personal property, excluding intercompany items.

            SECTION 1.54. SELLER DEBT. The term "Seller Debt" shall mean indebtedness incurred or assumed in connection with a Permitted Acquisition, or an Acquisition approved by the Bank, as described in Section 2.2.

            SECTION 1.55. SUBSIDIARY. The term "Subsidiary" or, collectively, the "Subsidiaries", shall include all of the Borrowers named herein except PAC, and any other corporate or other entity now or hereafter created, acquired or organized in which at least eighty percent (80%) or more of the voting control and legal and beneficial equity interests therein is held, directly or indirectly, by PAC or any other Borrower, or any combination thereof.

            SECTION 1.56. SUBORDINATED DEBT. The term "Subordinated Debt" shall mean any and all indebtedness and liabilities of PAC or any other Borrower (a) which has been subordinated to the Loans and the other Obligations pursuant to a written agreement (including the express written terms of the subordinated indebtedness instruments) in form and substance acceptable to the Bank, and (b) has been incurred pursuant to written agreements in form and substance acceptable to the Bank and, if required by the Bank, such covenants of any of the Borrowers contained therein have been incorporated herein as may be required by the Bank.

            SECTION 1.57. TOTAL FUNDED DEBT. The term "Total Funded Debt" shall mean (a) the aggregate amount of all interest bearing obligations of the Borrowers, including, without limitation, monies borrowed, Seller Debt, capital leases, or any indebtedness secured by any lien, security interest or title retention device (including, without limitation, any amount owed which is secured by the Grimaud Lien), minus (b) Subordinated Debt.

            SECTION 1.58. TRADEMARK ASSIGNMENT. The term "Trademark Assignment" shall mean any of the Trademark Assignments executed, delivered and acknowledged by PAC and other Subsidiaries, assigning unto the Bank a lien upon such registered trademarks identified therein. All such Trademark Assignments shall be in form suitable for recordation in the United States Patent and Trademark Office.

            SECTION 1.59. UNUSED LINE FEE. The term "Unused Line Fee" shall mean the amounts determined by subtracting the average daily balance of principal outstanding under the Line of Credit and Acquisition Line of Credit, from $25,000,000, and multiplying such sums by the fee percentage calculated from the following matrix with reference to the Total Funded Debt/Annualized EBITDA ratio for the most recently completed fiscal quarter for which a Compliance Certificate has been received and approved by the Bank.


RATIO OF TOTAL FUNDED
DEBT FOR THE QUARTER THEN ENDED TO
ANNUALIZED EBITDA                                            FEE PERCENTAGE
-----------------------------------                          --------------
Less than or equal to 3.0 to 1.0 but greater than 2.5
to 1.0                                                           0.30%

Less than or equal to 2.5 to 1.0                                 0.25%

                                   ARTICLE II
                         TERMS AND PURPOSE OF THE LOANS

            SECTION 2.1. THE LINE OF CREDIT LOAN. The Bank agrees to make Advances to PAC under the Line of Credit during the term of this Agreement in an amount not to exceed the Line of Credit Portion (as hereinafter defined). PAC shall from time to time advise the Bank in writing of that portion of the Maximum Loan Amount which it wishes to have allocated to the Line of Credit (the "Line of Credit Portion"); provided, however, that in no event shall the Line of Credit Portion exceed the lesser of (a) the Maximum Loan Amount minus the aggregate outstanding principal amount of Advances under the Acquisition Line of Credit, and (b) $11,000,000. The obligation of the Borrowers to repay the Advances under the Line of Credit shall be evidenced by the Consolidated Note. Subject to the limitations provided herein, the Borrowers may borrow, repay and reborrow under the Line of Credit and under the Consolidated Note.

                  SECTION 2.1.1. PURPOSE OF THE LINE OF CREDIT. The proceeds of the Line of Credit Loan shall be used by the Borrowers for the financing of Receivables, for other general working capital needs, and for the financing of capital expenditures; PROVIDED, HOWEVER, that proceeds of the Line of Credit Loan may also be used to pay accrued interest on, and scheduled installments of principal with respect to Advances outstanding under, the Acquisition Line of Credit.

                  SECTION 2.1.2. INTEREST RATE. Advances under the Line of Credit shall bear interest at the Base Rate or LIBOR Rate, plus the Applicable Margin, as provided in the Line of Credit Note. Interest shall be calculated based upon a year of 360 days and the actual number of days elapsed. If the interest is accruing based on a Base Rate index, the applicable rate of interest on the Line of Credit shall change immediately and automatically with any change in the Bank's prime rate. If interest is accruing at a LIBOR Rate index, the LIBOR Rate shall be determined as of the first day of each month. The Line of Credit shall be evidenced by, and shall be repaid with interest in accordance with, the provisions of the Line of Credit Note which shall be duly executed and delivered by the Borrowers to the Bank on the date hereof, and the terms and conditions of which are incorporated herein by reference. The date and amount of each Advance made by the Bank and each payment made by the Borrowers shall be recorded by the Bank on the books and records of the Bank, but any failure to record such dates or amounts shall not relieve the Borrowers of their obligation of repayment hereunder or under the Line of Credit Note.

                  SECTION 2.1.3. LINE OF CREDIT FEES. In addition to interest, the Borrowers shall pay monthly the Unused Line Fee attributable to the Line of Credit. The Unused Line Fee shall be payable to the Bank on the first day of each month.

                  SECTION 2.1.4. ADVANCES UNDER THE LINE OF CREDIT. Subject to compliance by the Borrowers with all of the terms and conditions of this Agreement, the continued satisfactory financial condition of the Borrowers, the satisfaction of all conditions precedent to the making of Advances hereunder and the non-existence of any Event of Default or any event, circumstance, act or omission which with the giving of notice, the passage of time, or both, would constitute an Event of Default hereunder, upon the request of PAC the Bank shall lend or make Advances to PAC from time to time as set forth in this Agreement and all additional agreements of the parties hereafter made concerning the Deposit Account and the procedures for obtaining Advances, and all amendments, modifications or substitutions of any of the foregoing. Subsequent to the date hereof, Bank and PAC contemplate using an automated system of funding overdrafts as a means of disbursing Loan proceeds as shall be reflected in further agreements or documents between PAC and the Bank. Presentment of any instrument against PAC's Deposit Account at the Bank's offices at a time when collected funds in such Deposit Account are not sufficient to cover such instrument fully shall constitute a request by PAC and all other Borrowers for an Advance.

                  SECTION 2.1.5. LIMITATION ON BORROWINGS. Notwithstanding anything to the contrary contained herein, the Borrowers shall not at any time allow the outstanding principal balance advanced under the Consolidated Note to exceed the Maximum Loan Amount.

                  SECTION 2.1.6. REPAYMENT OF THE LINE OF CREDIT. The Borrowers shall pay accrued interest on the outstanding principal balance of the Line of Credit on the first day of each month, commencing January 1, 1998. The Borrowers promise to pay to the order of the Bank all principal, accrued interest, all Unused Line Fees and other costs and expenses arising under the Line of Credit, this Agreement and all other Obligations, at Maturity; provided, however, that
(a) if at any time the principal amount outstanding under the Line of Credit exceeds the Line of Credit Portion, then the Borrowers shall immediately pay over a sum equal to the amount by which such outstanding principal exceeds the Line of Credit Portion, plus accrued interest to the date of prepayment, and (b) upon the occurrence of an Event of Default, subject to any applicable grace or cure period, the entire outstanding and unpaid principal balance of the Line of Credit Loan, together with the accrued interest thereon to the date of payment, shall be immediately due and payable at the option of the Bank. Interest shall be payable monthly following preparation by the Bank of an interest statement showing interest and the Unused Line Fee due through the end of the monthly payment period. In the event interest for the final days of any period are estimated, PAC's Deposit Account shall be debited or credited, as the case may be, to reflect actual interest due through the end of such period. The Bank shall automatically debit the PAC's Deposit Account on the due date of, and in the amount of, the interest and the Unused Line Fee shown to be due on each monthly statement.

                  SECTION 2.1.7. PREPAYMENT OF THE LINE OF CREDIT. The Borrowers may prepay the Line of Credit in whole or in part at any time and from time to time without penalty or additional interest. The Line of Credit may be reduced, from time to time, to a zero balance without affecting the continuing validity of this Agreement or the continuing security interest and lien of the Bank in and to the Collateral.

            SECTION 2.2.  THE ACQUISITION LINE OF CREDIT LOAN.

                  SECTION 2.2.1. THE ACQUISITION LINE OF CREDIT LOAN. The Bank agrees to make Advances to PAC under the Acquisition Line of Credit during the term of this Agreement in an aggregate principal amount outstanding at any one time not to exceed the Maximum Loan Amount minus the Line of Credit Portion established by PAC from time to time. The obligation of the Borrowers to repay the Advances under the Acquisition Line of Credit shall be evidenced by the Consolidated Note. Subject to the limitations provided herein, the Borrowers may borrow, repay and reborrow hereunder and under the Consolidated Note.

                  SECTION 2.2.2. PURPOSE OF THE ACQUISITION LINE OF CREDIT. The proceeds of the Acquisition Line of Credit Loan shall be used by PAC or designated Borrowers for the financing of Permitted Acquisitions and other Acquisitions approved by the Bank. Notwithstanding the foregoing, following the conclusion of each quarterly accounting period of PAC, any Advance made during such quarterly period under the Line of Credit for the purpose of financing capital expenditures may be reallocated under the Acquisition Line of Credit if PAC shall request such reallocation in writing within ten (10) Business Days following the conclusion of such quarterly period. Each requested reallocation shall be treated as a request for an Advance under the Acquisition Line of Credit and subject to the repayment provisions of Section 2.2.6 hereof, and to the extent any reallocation requires that the Line of Credit Portion to be reduced, such reduction shall occur without the need of a separate request by PAC therefor.

                  SECTION 2.2.3. INTEREST RATE. Advances under the Acquisition Line of Credit shall bear interest at the Base Rate or LIBOR Rate, plus the Applicable Margin, as provided in the Acquisition Line of Credit Note.Interest shall be calculated based upon a year of 360 days and the actual number of days elapsed. If the interest is accruing based on a Base Rate index, the applicable rate of interest on the Acquisition Line of Credit shall change immediately and automatically with any change in the Base Rate. If interest is accruing at a LIBOR Rate index, the applicable rate of interest shall be determined as of the first day of each month. The Acquisition Line of Credit shall be evidenced by, and shall be repaid with interest in accordance with, the provisions of the Acquisition Line of Credit Note which shall be duly executed and delivered by the Borrowers to the Bank on the date hereof, and the terms and conditions of which are incorporated herein by reference. The date and amount of each Advance made by the Bank and each payment made by the Borrowers shall be recorded by the Bank on the books and records of the Bank, but any failure to record such dates or amounts shall not relieve the Borrowers of their obligation of repayment hereunder or under the Acquisition Line of Credit Note.

                  SECTION 2.2.4. LINE OF CREDIT FEES. In addition to interest, the Borrowers shall pay monthly the Unused Line Fee attributable to the Acquisition Line of Credit. The Unused Line Fee shall be payable to the Bank on the first day of each month.

                  SECTION 2.2.5. ADVANCES UNDER THE LINE OF CREDIT. Subject to compliance by the Borrowers with all of the terms and conditions of this Agreement, including (a) the continued satisfactory financial condition of the Borrowers, (b) the satisfaction of all conditions precedent to the making of Advances hereunder, (c) the non-existence of any Event of Default or any event, circumstance, act or omission which with the giving of notice, the passage of time, or both, would constitute an Event of Default hereunder, and (d) no Event of Default would arise upon the consummation of the acquisition. PAC may request and the Bank may lend or make Advances to PAC from time to time as set forth in this Agreement.

                  SECTION 2.2.6. REPAYMENT OF THE ACQUISITION LINE OF Credit. The Borrowers promise to pay to the order of the Bank all principal, accrued interest, all Unused Line Fees and other costs and expenses arising under the Acquisition Line of Credit, this Agreement and all other Obligations, at Maturity. Interest on all outstanding Advances under the Acquisition Line of Credit Note shall be payable on the first day of each month, commencing January 1, 1998, and the outstanding principal balance of each Advance under the Acquisition Line of Credit shall be repaid in consecutive equal monthly principal installments commencing in the month following the month in which such Advance was made and extending over a term not to exceed sixty (60) months, as elected by PAC at the time such Advance is requested; provided, however, that
(a) in the absence of any requested repayment term by PAC, the repayment term shall be sixty (60) months, (b) if at any time the principal amount outstanding under the Acquisition Line of Credit exceeds the maximum amount permitted under
Section 2.2.1 hereof, then the Borrowers shall immediately pay over a sum equal to the amount by which such outstanding principal exceeds such amount, plus accrued interest to the date of prepayment, which shall be applied as a prepayment of the Advance under the Acquisition Line of Credit most recently extended, (c) all principal, plus interest and other sums due under the Acquisition Line of Credit shall be absolutely due and payable at Maturity, and
(d) upon the occurrence of an Event of Default, subject to any applicable grace or cure period, the entire outstanding and unpaid principal balance of the Acquisition Line of Credit Loan, together with the accrued interest thereon to the date of payment, shall be immediately due and payable at the option of the Bank. No single Advance under the Acquisition Line of Credit shall be in an amount of less than $25,000. Interest shall be payable monthly following preparation by the Bank of an interest statement showing interest and the Unused Line Fee due through the end of the monthly payment period. In the event interest for the final days of any period are estimated, PAC's Deposit Account shall be debited or credited, as the case may be, to reflect actual interest due through the end of such period. The Bank shall automatically debit the PAC's Deposit Account on the due date of, and in the amount of, the interest and the Unused Line Fee shown to be due on each monthly statement.

                  SECTION 2.2.7. PREPAYMENT OF THE ACQUISITION LINE OF Credit. The Borrowers may prepay the Acquisition Line of Credit in whole or part at any time and from time to time without penalty or additional interest. The Line of Credit may be reduced, from time to time, to a zero balance without affecting the continuing validity of this Agreement or the continuing security interest and lien of the Bank in and to the Collateral.

                  SECTION 2.2.8. PROCEDURE FOR PERMITTED ACQUISITIONS. Not less than two (2) Business Days following any Acquisition purporting to be a Permitted Acquisition, PAC shall notify the Bank of such Acquisition and provide a term sheet or other summary description of the material terms thereof. Within thirty (30) days after the closing of each Permitted Acquisition, PAC shall deliver or cause to be delivered to the Bank (v) a copy of the fully executed acquisition agreements, certified as true and complete by an authorized officer of PAC, (w) copies of Uniform Commercial Code financing statement, judgment, suit and tax lien searches, demonstrating that the assets of the new Subsidiary (or the assets being purchased, if applicable) are free and clear of all liens and security interests, other than Permitted Liens, (x) those Assumption Agreements, Amendment to Pledge Agreements, resolutions, certificates and agreements identified in Section 10.15 hereof, (y) the original shares of stock or other evidences of the equity interests to be pledged (if any), endorsed in blank or accompanied with executed undated stock powers, or such other evidence of the perfection of the Bank's security interest therein as the Bank may reasonably require, and (z) such opinions of counsel to the Borrowers with respect to the documents identified in clause (x) above, financing statements, insurance certificates (to the extent not covered by certificates previously delivered), assignments of trademarks and other documents and agreements as the Bank may reasonably require.

                  SECTION 2.2.9.  PROCEDURE FOR DOMESTIC AND FOREIGN
ACQUISITIONS.

                        (a) Any Domestic Acquisition may only be made with the Bank's written approval. Not less than seven (7) days prior to the Bank making its decision whether to grant or withhold such approval, PAC shall deliver to the Bank in writing (i) a detailed description of the material terms of such Acquisition, (ii) not less than two years of historical financial statements of the business being acquired in form and substance acceptable to the Bank (which may, subject to

Bank's reasonable discretion, be internally prepared if audited or accountant-prepared financial statements are not available), (iii) projected income statements and balance sheets with respect to the business to be acquired for the one-year period following consummation of the acquisition, (iv) not less than one year of the most recent tax returns for the business being acquired, and (v) calculations certified by the chief executive officer or chief financial officer of PAC that if such Acquisition had been effected on the last day of the last fiscal quarter of PAC for which financial statements are available, the Borrowers would have been in compliance with all financial covenants, and that a good faith projection indicates that the Borrowers will continue to be in compliance with the financial covenants for the twelve-month fiscal period following the acquisition; provided, however, that for the purpose of determining whether the Borrowers would have been in compliance with all financial covenants as of the last day of the last fiscal quarter of PAC for which financial statements are available, no credit or other allowance shall be made for EBITDA of the business being acquired. Prior to (or concurrently with) the closing of any Domestic Acquisition which has been approved by the Bank, PAC shall have delivered or caused to have been delivered to the Bank, in form and substance acceptable to the Bank, each of those items identified in clauses
(v)-(z) of Section 2.2.8 above; provided, however, that if delivery of the items identified in clause (y) of Section 2.2.8 cannot feasibly be accomplished prior to (or concurrently with) the closing of any Acquisition, such items may be provided no later than three (3) Business Days following such Acquisition.

                        (b) The procedure for making a Foreign Acquisition shall be identical to the procedure for making a Domestic Acquisition as provided in Section 2.2.9(a) above except that (i) the Bank shall be given not less than thirty (30) days prior written notice of each Foreign Acquisition (which notice shall include the location(s) of the proposed Target and its assets) prior to making its decision whether to grant or withhold its approval of such Acquisition, (ii) PAC shall provide or cause to be provided to the Bank all of the information described in clauses (i)-(v) of Section 2.2.9(a) above with respect to each Proposed Foreign Acquisition as soon as it becomes available to PAC, and in any event not less than fifteen (15) days prior to making the Bank making its decision whether to grant or withhold its approval of such Acquisition, (iii) to the extent reasonably necessary to avoid material adverse tax consequences to the Borrowers or any new Subsidiary being formed or acquired in connection with such Acquisition (the "Foreign Subsidiary"), notwithstanding the provisions of Section 10.15 hereof, (x) the Foreign Subsidiary shall not be required to become liable for repayment of the Obligations or to grant a security interest in any of its properties to secure the Obligations (but shall for such other purposes as the Bank may prescribe be considered to be a "Borrower" hereunder), and (y) the Borrowers shall not be required to pledge all of the shares of stock or other equity interests of the Foreign Subsidiary, and shall instead cause the lesser of (1) 65% of the outstanding shares of each class of such stock or other equity interests, or (2) all of such stock or other equity interests owned by the Borrowers to be pledged pursuant to a pledge agreement in form and substance acceptable to the Bank, and (iv) the Borrowers shall cause to be delivered to the Bank, prior to or concurrently with the making of the initial Advance with respect to such Acquisition, an opinion of counsel practicing under the laws of the jurisdiction under which the Foreign Subsidiary was formed with respect to the enforceability of such pledge agreement and the validity and perfection of the liens and security interests granted pursuant thereto.

                  SECTION 2.2.10. SELLER DEBT. The Bank anticipates that the Borrowers will use Seller Debt in making Acquisitions. Seller Debt may be take-back financing of the Seller(s) of the Person being acquired (the "Target"), or liabilities of such Person which the Borrower intends to assume in connection with the Acquisition. The Seller Debt shall be permitted in all Permitted Acquisitions so long as the Seller Debt is unsecured. Notwithstanding the foregoing, (a) with the prior written approval of the Bank (not to be unreasonably withheld) the Seller Debt may be secured in whole or in part by a first priority lien on any real estate being acquired by the Borrowers in such Acquisition, and (b) Borrowers may assume liabilities of the Target consisting of purchase money indebtedness secured by a purchase money security interest or finance lease encumbering Equipment being acquired in such Acquisition if (i) either (A) such assumed liabilities are accruing interest at a substantially favorable rate as compared to the rate of interest accruing on the Loans, or (B) prepayment of such assumed liabilities is either prohibited or would require the payment of a substantial penalty, and (ii) no Event of Default (and no event which, with the giving of notice or lapse of time (or both) would be an Event of Default) shall have occurred and be continuing either immediately prior to or immediately after such assumption of liabilities. In the case of any other Acquisitions, the Bank reserves the right to approve, or disapprove, the terms of any such Acquisition, including specifically, without limitation, the terms of any contemplated Seller Debt.

            SECTION 2.3. COMMITMENT FEE. In addition to the Unused Line Fees, the Borrower shall pay to the Bank a commitment fee in the amount of $40,000, payable at Closing.

                                  ARTICLE III
                             SECURITY FOR THE LOANS

            The repayment of the Loans, the satisfaction of the Obligations, and the full, complete and absolute performance by the Borrower of each of the terms and conditions of this Agreement, the Line of Credit Note, the Acquisition Line of Credit Note, the other Loan Documents and all other Obligations, direct or indirect, owing to the Bank shall be secured by the following:

            SECTION 3.1. GRANT OF SECURITY INTEREST. PAC and each other Borrower hereby jointly and severally assign to the Bank, all of the Borrowers' right, title, and interest in and to, and grant to the Bank a continuing first priority lien security interest (subject only to any Permitted Lien) in and to, the following tangible and intangible assets owned by the Borrowers, wherever located, whether now owned or hereafter acquired by the Borrowers, together with all substitutions therefor, and replacements and renewals thereof:

            (a)   Accounts (including all Receivables);
            (b)   Inventory;
            (c)   Chattel Paper;
            (d)   Documents;
            (e) General Intangibles (including trademarks, tradenames, patents, copyrights and the goodwill associated therewith, and all rights to payments due from franchisees of whatever nature);
            (f)   Instruments;
            (g)   Equipment;
            (h)   Securities (including the capital stock of all Subsidiaries);
                  and
            (i)   All Records relating to or pertaining to any of the above.

In addition to the previously described kinds and types of property of the Borrowers, the Borrowers hereby assign, transfer and set over to the Bank all of the Borrowers' right, title and interest in and to, and grant to the Bank a continuing security interest in all amounts that may be owing at any time and from time to time by the Bank to the Borrowers in any capacity, including, but not limited to, any balance or share belonging to any Borrower of any deposit or other account with the Bank, which security interest shall be independent of and in addition to any right of set-off which the Bank may possess.

            SECTION 3.2. PROCEEDS AND PRODUCTS. The Bank's security interest provided for herein shall apply to all cash and non-cash proceeds, including but not limited to insurance proceeds, and the products of the Collateral.

            SECTION 3.3. PRIORITY OF SECURITY INTERESTS. The security interests granted by the Borrowers to the Bank pursuant to this Agreement and at the time of any Advance hereunder shall be a first priority lien security interest in the Collateral subject to no other security interest or lien except Permitted Liens. The Collateral shall secure the payment and performance of all Obligations hereunder.

            SECTION 3.4. REAL ESTATE. The Bank reserves the right to secure the Loans and Obligations by deeds of trust or mortgages on any real estate, or interests in real estate, now or hereafter owned by PAC or the Borrowers, subject to any Permitted Liens. PAC shall reasonably attempt to give written notice to the Bank at least thirty (30) days in advance of any possible purchase or acquisition of real estate, or any contemplated Acquisition where the real estate of the Target is a substantial asset. Such notice shall also provide the Bank with relevant information as to the value, size, current use and past use of the real property, and the physical condition of any improvements. No Borrower shall commence construction of any significant improvement (with a cost in excess of One Hundred Thousand Dollars ($100,000)), on any real property owned or hereafter acquired without giving similar notice at least thirty (30) days in advance to the Bank.

            SECTION 3.5. FUTURE ADVANCES. The security interests granted by the Borrowers shall secure all current and all future Advances made by the Bank to the extent such current and future Advances constitute Loans or Obligations, and the Bank may advance or readvance upon repayment by the Borrowers of all or any portion of the sums loaned to the Borrowers and any such advancement or readvancement shall be fully secured by the security interests created by this Agreement.

            SECTION 3.6. TRADEMARK ASSIGNMENTS. The Borrowers shall assign and grant a security interest and lien upon all federally registered trademarks, tradenames, service marks, copyrights, and patents now or hereafter existing, and applications therefor, including specifically, without limitation, the trademarks identified in the Trademark Assignments to be executed and delivered at Closing.

            SECTION 3.7. LANDLORD'S WAIVERS. At the request of the Bank, at any time and from time to time, PAC and/or any Borrower requested by the Bank shall provide to the Bank appropriate landlords' waivers, in form and content satisfactory to the Bank, for the location of PAC's or any other Borrower's chief executive office where its or their original entry books of account are maintained, and such other locations as may be determined from time to time by the Bank, which landlords' waivers shall acknowledge the Bank's priority lien security interest in the Collateral and shall contain an express subordination of any rights which the landlord might attempt to assert against such Collateral to the rights of the Bank.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

            All duties and obligations of the Bank hereunder are specifically subject to the full satisfaction of the conditions precedent set forth in this
Article IV as follows:

            SECTION 4.1. REQUIRED DOCUMENTS. The Borrowers shall deliver to the Bank prior to or at Closing hereunder the following:

            (a) A certified (as of the date of the closing) copy of resolutions of each Borrower (i) authorizing the execution, delivery and performance of the Loan Documents; and (ii) stating the incumbency and containing the signatures of the officers of each Borrower executing the Loan Documents;

            (b) A Certificate of Good Standing, as of a current date, issued by the Secretaries of State or other appropriate governmental authorities of the states where each Borrower is incorporated or organized, and in which any Borrower is qualified to do business as a foreign corporation, evidencing the good standing of each Borrower in the respective jurisdictions;

            (c) A certified copy of the Governing Documents or other organizational instruments of each Borrower, including all amendments thereto;

            (d) Proof of current insurance coverages required by this Agreement, including delivery of certificates or duplicate policies as the Bank may direct;

            (e)    Duly executed Line of Credit Note;

            (f)    Duly Executed Acquisition Line of Credit Note;

            (g) Duly executed Financing Statements in form and number suitable for recordation;

            (h)    Duly executed and acknowledged Trademark Assignment;

            (i) Duly executed Pledge Agreements and delivery of all "Pledged Securities" as defined therein, duly endorsed in blank;

            (j) Duly executed Landlord's Waivers if requested by the Bank;

            (k) True copies of all leases of properties where the Collateral (including Records) are maintained;

            (l) An opinion of Borrowers' counsel to and for the benefit of the Bank as to the due execution, enforceability and validity of the Loan Documents, in form satisfactory to the Bank and its counsel;

            (m) Payment of the Forty Thousand Dollar ($40,000) commitment fee to the Bank;

            (n) Resolutions, signature cards and other administrative documents necessary to establish the Deposit Account(s) and any other bank accounts;

            (o) A listing of all accounts with financial institutions as provided in Section 6.20;

            (p) The final Form S-1 submitted to the Securities and Exchange Commission;


            (q) Closing certificates, executed by the chief executive office or chief financial officer, as to such matters and in such form as requested by the Bank;

            (r) Such other requirements as are set forth in this Agreement or in the Loan Documents; and

            (s) Such other items as the Bank may reasonably require.

            SECTION 4.2. COMBINATION AND INITIAL PUBLIC OFFERING. The making of the Loans and effectiveness of this Agreement are expressly conditioned upon the satisfactory completion of the Combination and a satisfactory initial public offering of common stock of PAC which are contemplated to occur immediately preceding the Closing. If, for any reason, (a) the Combination does not occur in the manner described to the Bank; or (b) the initial public offering does not occur or does not raise a net amount of at least Nineteen Million Dollars ($19,000,000) after accounting for issuance costs (including all professional fees incurred in the initial public offering) to be paid from the proceeds thereof; or (c) any event or happening occurs in connection with the initial public offering or the Combination which would have a Material Adverse Effect on the business to be conducted by PAC and the Subsidiaries, the prospects for repayment of the Loans, or the quality and character of the Collateral, then the Bank's obligations hereunder shall cease and become void and there shall exist no duty on the part of the Bank to make any loans or otherwise perform under this Agreement or any of the Loan Documents.

            SECTION 4.3. SATISFACTION OF TERMS. At the time of each Advance, or any readvance or other credit extended hereunder, the Borrowers shall have complied with all of the terms and conditions hereof, all representations and warranties shall be true and accurate in all material respects as of such date (other than changes occurring in the ordinary course of business and not in violation of this Agreement), and no Event of Default shall have occurred and be continuing.

            SECTION 4.4. CLOSING. The express conditions of Closing described above shall be strictly interpreted and no obligation on the part of the Bank shall arise unless and until all conditions are satisfied or waived, in the sole discretion of the Bank.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            To induce the Bank to make the Loans and enter into this Agreement, PAC represents and warrants as to the business and affairs of itself and, to its knowledge, all Subsidiaries, and each Subsidiary represents and warrants as to its business and affairs, and all Borrowers acknowledge the Bank's justifiable reliance upon the accuracy of the matters set forth below as of the date hereof and at the time of each Advance under the Line of Credit and Acquisition Line of
Credit:

            SECTION 5.1. ACCURACY AND COMPLETENESS OF INFORMATION. All information, documents, reports, statements, financial statements, and data submitted by or on behalf of the Borrower in connection with the Loan, or in support thereof, are true, accurate, and complete in all material respects and contain no knowingly false, incomplete or misleading statements or omit any material information.

            SECTION 5.2. NON-EXISTENCE OF DEFAULTS, ETC. Except to the extent disclosed to the Bank by the Borrower, the Borrower is not in material default with respect to any of its existing indebtedness, and the making and performance of this Agreement and the Loan Documents will not immediately, or with the passage of time, the giving of notice, or both: (a) violate the provisions of any Governing Document of the Borrower, violate any Laws which would impair the Collateral or the Bank's lien and security interest therein or result in a material default under any material contract, agreement, or instrument to which the Borrower is a party or by which the Borrower or its property is bound; or
(b) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower, except in favor of the Bank or the holders of Permitted Liens.

            SECTION 5.3. LITIGATION. Except to the extent disclosed in Schedule "E" attached hereto, there is no action, suit, investigation, or proceeding pending or, to the best knowledge and belief of the Borrower, threatened against the Borrower, which if adversely determined could reasonably be expected to have a material adverse effect on the Borrower.

            SECTION 5.4. LIABILITIES OR ADVERSE CHANGES. The Borrower has no direct or contingent material liability or indebtedness, other than such indebtedness as is secured by a Permitted Lien, which is known to the Borrower and not previously disclosed to the Bank, nor does the Borrower know of or expect any Material Adverse Change in the assets, liabilities, properties, business, or condition, financial or otherwise, of the Borrower.

            SECTION 5.5. TITLE TO COLLATERAL. The Borrower has good and marketable title to all of the existing Collateral and will have good and marketable title to all of the Collateral hereafter acquired, subject in each case to Permitted Liens. The Bank's liens described herein shall constitute first priority lien security interests, subject to Permitted Liens and except as otherwise disclosed to the Bank.

            SECTION 5.6. FIRST PRIORITY LIENS. Upon the proper filing of all financing statements, the Trademark Assignments and other recordings contemplated herein in the jurisdictions and locations identified by Borrower to Bank, or, in the case of the Pledge Agreement, the possession by the Bank of certificates evidencing the Pledged Securities, the Loan Documents are and will be effective to create in favor of the Bank, a valid and enforceable first priority perfected security interest in and lien upon all right, title and interest of PAC and its Subsidiaries in the Collateral described therein, subject only to Permitted Liens.

            SECTION 5.7. USE OF LOAN PROCEEDS. The Borrower shall use the proceeds of the Loan only for the purposes represented to the Bank and as set forth in this Agreement.

            SECTION 5.8. STATUS. The Borrower is a corporation or a limited liability company, as the case may be, validly organized and existing under the Laws of the state of its incorporation or organization and its operations and affairs have been effectively and validly commenced. The Borrower has qualified to do business as a foreign corporation or limited liability company, as the case may be, in all states where the ownership of its properties or conduct of its business requires qualification. The Borrower has the power to own its properties, conduct its business and affairs, and enter into the Loan and perform the Obligations. The Borrower's entry into the Loan with the Bank has been validly and effectively approved by its Board of Directors, shareholders, members or as may be required by its Governing Documents or applicable Law. All copies of the Governing Documents and corporate resolutions of the Borrower shown to the Bank are true, accurate, and complete and no action has been taken in derogation or abrogation thereof. The Borrower has not changed its name, been the surviving corporation in a merger, acquired any business, or conducted business under any trade name, except as referenced in Schedule "B" attached hereto and incorporated herein by this reference. No Borrower has changed the county and state in which its chief executive office is located within the last five (5) years.

            SECTION 5.9.  FINANCIAL STATEMENTS.

            (a) PAC has heretofore furnished to Bank copies of financial statements for Precision Tune Auto Care, Inc. (a Subsidiary of WE JAC Corporation and a Borrower hereunder) and other Borrowers. The financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end audit adjustments) and present fairly the financial position of such Subsidiaries and the consolidated results of operations of the Subsidiaries for the periods then ended. Except as fully reflected in the most recent Financial Statements and the notes thereto, as of the Closing Date, and taking into account the Loans to be made on the Closing Date and the other transactions contemplated by the Loan Documents, there will be no material liabilities or obligations with respect to PAC or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due). Since the date of the most recent financial statements, there has been no Material Adverse Change, and no Material Adverse Change is threatened or reasonably likely to occur. Neither PAC nor any of its Subsidiaries has directly or indirectly declared, ordered, paid, made or set apart any amounts or property for any dividend, share acquisition or other distribution, or agreed to do so, except as contemplated in the Combination.

            (b) PAC has prepared, and has heretofore furnished to the Bank copies of, annual projected balance sheets and statements of income and cash flows of PAC and its Subsidiaries for the three-year period commencing on the date set forth therein (the "Projections"). In the opinion of PAC's management, the assumptions used in preparation of the Projections were reasonable when made and will be reasonable as of the Closing. The Projections have been prepared in good faith by the executive and financial personnel of PAC in light of the historical financial performance of the Subsidiaries and the financial and operating condition of the Subsidiaries at the time prepared, give effect to the transactions contemplated by the Loan Documents and, in the opinion of PAC's management, represent, as of Closing, a reasonable estimate of the future performance and financial condition of PAC and its Subsidiaries, subject to the uncertainties and approximations inherent in any projections and without representation or warranty that such projected performance and financial condition will actually be achieved.

            SECTION 5.10. SOLVENCY. PAC and each of its Subsidiaries is, and PAC and its Subsidiaries, on a consolidated basis are, (i) solvent, and
(ii) after giving effect to the transactions contemplated hereby, will be solvent.

            SECTION 5.11. VALIDITY, BINDING NATURE, AND ENFORCEABILITY OF THE LOAN DOCUMENTS. The Loan Documents executed by the Borrower are the valid and binding obligations of the Borrower, fully enforceable against the Borrower in accordance with their terms.

            SECTION 5.12. DEFAULTS UNDER LOAN DOCUMENTS. There is not currently existing any action, event, or condition which would constitute an Event of Default on the part of Borrower under this Agreement or of the Borrower under any other Loan Document, and no action, event or condition has occurred and is continuing to occur which, with notice or the passage of time, or both, would constitute a default by the Borrower under any provision of this Agreement or by the Borrower under any other Loan Document.

            SECTION 5.13. TAXES. The Borrower has: (a) filed all federal, state and local tax returns and other reports which are required by Law to be filed prior to the date hereof; (b) paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, except where the same are being contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside; and (c) made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. The Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on the Borrower's books of account or reflected in the Borrower's financial statements, nor is the Borrower under audit by any federal, state or local tax authority in connection with any material tax obligations.

            SECTION 5.14.  ERISA.

            (a) Schedule "C" lists, as of the Closing, all employee benefit plans within the meaning of Section 3(3) of ERISA maintained or sponsored by PAC or, to the knowledge of PAC, any of its Subsidiaries or to which PAC or, to the knowledge of PAC, any of its Subsidiaries is obligated to contribute (the "Plans") and separately identifies all Qualified Plans (as defined below) and all multiemployer plans within the meaning of Section 3(37) of ERISA with respect to which PAC or, to the knowledge of PAC, any of its Subsidiaries is a participating employer ("Multiemployer Plan"). PAC will at the request of the Bank deliver true and correct copies of all such Plans to the Bank.

            (b) To the knowledge of PAC, each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law, including, to the knowledge of PAC, all requirements under the Internal Revenue Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed).

            (c) The form of each Plan intended to be qualified under Section 401(a) of the Internal Revenue Code ("Qualified Plan") to the knowledge of PAC qualifies under Section 401(a) of the Internal Revenue Code, and the trusts created thereunder are, to the knowledge of PAC, exempt from tax under the provisions of Section 501(a) of the Internal Revenue Code, and to the knowledge of PAC nothing has occurred that would cause the loss of such qualification or tax-exempt status.

            (d) There is no outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by PAC or, to the knowledge of PAC, its Subsidiaries (as to which PAC or any of its Subsidiaries is or may be liable), nor with respect to any Plan to which PAC or, to the knowledge of PAC, any of its Subsidiaries (wherein PAC or any of its Subsidiaries is or may be liable) contributes or is obligated to contribute which would have a Material Adverse Effect.

            (e) To the knowledge of PAC, none of the Qualified Plans subject to Title IV of ERISA has any unfunded benefit liability as defined in Section 4001(a)(18) of ERISA (as to which PAC or any of its Subsidiaries is or may be liable) which would have a Material Adverse Effect.

            (f) PAC and, to the knowledge of PAC, its Subsidiaries have complied in all material respects with the applicable notice and continuation coverage requirements of Section 4980B of the Internal Revenue Code.

            (g) No event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by PAC or any of its Subsidiaries or to which PAC or any of its Subsidiaries is obligated to contribute which would constitute a "reportable event" within the meaning of Section 4043(c) of ERISA (excluding a reportable event for which the notice requirement has been waived by the PBGC) otherwise affect the tax qualification of any Qualified Plans, or result in a deficiency in any required contributions which would have a Material Adverse Effect.

            (h) As of the Closing Date, there are no pending or, to the knowledge of PAC, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by PAC and, to the knowledge of PAC, its Subsidiaries or their assets, or (ii) any fiduciary with respect to any Plan for which PAC or, to the knowledge of PAC, any of its Subsidiaries may be directly or indirectly liable, through indemnification obligations or otherwise which would have a Material Adverse Effect.

            (i) Neither PAC nor, to the knowledge of PAC, any of its Subsidiaries has incurred or, to the knowledge of PAC, reasonably expects to incur (i) any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan which would have a Material Adverse Effect.

            (j) Neither PAC nor, to the knowledge of PAC, any of its Subsidiaries has engaged, directly or indirectly, in a nonexempt prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Plan that has a Material Adverse Effect.

            SECTION 5.15. ASSETS FOR CONDUCT OF BUSINESS. PAC and each of its Subsidiaries possesses adequate assets, licenses, patents, copyrights, trademarks and trade names necessary to continue to conduct its business substantially as heretofore conducted without any material conflict with the rights of other Persons.

            SECTION 5.16. TRADEMARKS. Schedule D sets forth a true and complete list of all registered patents, trademarks, trade names and copyrights owned by the Borrower, or for which applications are pending (the "Intellectual Property"). Each of the federal registrations pertaining to the Intellectual Property owned by the Borrower is valid and in full force and effect, and all required filings in connection with such registrations have been properly made and all required fees have been paid. The Borrower owns, or has the right to use pursuant to valid and effective agreements, all Intellectual Property and no claims are pending against the Borrower by any person with respect to the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, and the current use by the Borrower of the Intellectual Property does not infringe on the rights of any third party.

            SECTION 5.17. COMPLIANCE WITH LAWS. Except as otherwise disclosed to the Bank, Borrower has complied in all material respects with all applicable Laws with respect to: (a) any restrictions, specifications, or other requirements pertaining to products that the Borrower sells or to the services it performs; (b) the conduct of its business; and (c) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business. The Borrower has, and shall continue to, comply with all laws, ordinances, rules, regulations, guidelines, orders and decrees in regard to safety and the disposal of toxic wastes and hazardous materials.

            SECTION 5.18. ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

            SECTION 5.19. CONSENTS, APPROVALS, AND AUTHORIZATIONS. Each consent, approval or authorization of, or filing, registration or qualification with, any Person which is required to be obtained or effected by the Borrower in connection with the execution and delivery of this Agreement and the Loan Documents, or the undertaking or performance of any obligation hereunder or thereunder, has been duly obtained or effected.

            SECTION 5.20. TITLE TO ASSETS OTHER THAN COLLATERAL. The Borrower has good and marketable title to all of its material assets, subject to no security interest, encumbrance, lien, or claim of any Person other than the Bank, holders of Permitted Liens and lessors under true operating leases.

            SECTION 5.21. MARGIN SECURITIES. Neither PAC nor any of its Subsidiaries owns any "margin stock" within the meaning of Regulation U. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock, maintaining, reducing or retiring any indebtedness that was originally incurred to purchase or carry margin stock or for any other purpose that would violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

            SECTION 5.22. PLACE OF BUSINESS. The Borrowers' respective chief executive offices, principal places of business, and only places of business where their respective original entry Records are kept, are located at the address(es) set forth in Schedule "B" attached hereto and incorporated herein by this reference.

            SECTION 5.23. ADDITIONAL BUSINESS LOCATIONS. The Borrower maintains other business locations as set forth in Schedule "B" attached hereto where Collateral is stored.

            SECTION 5.24. OTHER SUBSIDIARIES. As used herein, the term "Subsidiaries" means those companies (other than PAC) which have executed this Agreement and assumed the joint and several Obligations hereunder and under the Notes, and which are, directly or indirectly, owned and controlled by PAC, whether directly or through an intermediary which is a Subsidiary. The term "Subsidiaries" may also include additional parties who subsequently execute Assumption Agreements and become parties to this Agreement and joint and several obligors under the Notes. PAC may now or hereafter own and/or control other business entities, and may in the future create, form or acquire other such subsidiaries which are not now, and will not in the future be, a "Borrower" as such term is defined and used herein and in the Notes. PAC shall notify the Bank, in writing, of any such non-borrowing Affiliate hereafter created, formed or acquired. PAC and all other Borrowers now or hereafter existing represent and covenant that none of the non-borrowing Affiliates shall receive any direct benefit from the Loans.

            SECTION 5.25. MATERIAL CONTRACTS AND COMMITMENTS. Except as previously disclosed in writing to the Bank: (a) the Borrower is not in material default under any binding Material Contract of any kind; and (b) to the best of Borrower's knowledge, all parties to any Material Contract binding upon the Borrower have complied in all material respects with the provisions of such Material Contract. As used in this Section 5.25, the term "Material Contract" shall mean any contract or commitment for consideration in excess of Two Hundred Fifty Thousand Dollars ($250,000).

            SECTION 5.26.  ENVIRONMENTAL MATTERS.

            (a) Except as disclosed in the Phase I Environmental Surveys for each of the Borrower-owned real properties, copies of which were delivered to the Bank, (i) no Hazardous Substances are unlawfully stored or otherwise unlawfully located on the business premises of PAC or its Subsidiaries, and neither PAC nor any of its Subsidiaries has contaminated, nor to the Subsidiaries knowledge has any other Person contaminated, any part of the business premises of PAC or its Subsidiaries, including the groundwater located thereon and thereunder, with any Hazardous Substance during the ownership, occupancy or operation thereof by PAC or any of its Subsidiaries; (ii) there have been no releases of Hazardous Substances in violation of any environmental Law by PAC or any of its Subsidiaries, or to its Subsidiaries' knowledge by any other Person, on any real estate previously owned by the Subsidiaries; (iii) to the Subsidiaries' knowledge, there are no underground storage tanks situated on the business premises of PAC or its Subsidiaries; and (iv) to the knowledge of the Subsidiaries, neither PAC nor any of its Subsidiaries has ever sent Hazardous Substances to a site which, pursuant to any environmental Law, (1) has been placed on the "National Priorities List" or "CERCLIS List" of hazardous waste sites (or any similar state list), or (2) which is subject to a claim, an administrative order or other request to take "removal" or "remedial" action (as defined under environmental Laws) or to pay for the costs of cleaning up such a site; and

            (b) All activities and operations of PAC and each of its Subsidiaries comply in all material respects with the requirements of all applicable environmental Laws of all governmental authorities having jurisdiction over PAC or any of its Subsidiaries or its properties, and neither PAC nor any of its Subsidiaries is involved in any suit or proceeding or has received any written notice from any governmental agency alleging that PAC or any of its Subsidiaries is a responsible party with respect to a release of Hazardous Substances or has received written notice of any claims from any person or entity relating to property damages or personal injuries from exposure to Hazardous Substances.

            (c) As used herein, "Hazardous Substance" means any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any environmental Law; (ii) that are toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic or otherwise hazardous and are or become regulated by any governmental authority; (iii) the presence of which requires investigation or remediation under any environmental Law or common law; or (iv) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

            SECTION 5.27. GRIMAUD LIEN. PAC will perform all obligations which are secured by the Grimaud Lien in a timely manner, including specifically, without limitation, the payment of all subfranchisor fees within ten (10) days of receipt, and in no event shall any payments owing Grimaud and secured by the Grimaud Lien exceed in the aggregate at any one time the sum of $100,000. PAC shall notify the Bank in writing of any material disputes, or possible disputes, promptly upon having actual knowledge of a material dispute, or the possibility thereof. PAC shall use its best efforts in the ordinary conduct of its business to (a) avoid any enforcement action of the Grimaud Lien, and (b) terminate the Grimaud Lien.

            SECTION 5.28. YEAR 2000. All of the material computer software, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software systems(s) that are used or relied on by Borrower or any Subsidiary in the conduct of its business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries, and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

As used above in this Article V, the singular "Borrower" shall mean each Borrower (except PAC) for itself, and PAC for and on behalf of itself and all other Borrowers (except representations of PAC on behalf of its Subsidiaries shall be to PAC's knowledge).

                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS

            PAC for itself and all other Borrowers, and each Subsidiary for itself, covenants and agrees, during the term of this Agreement and while any Obligations are outstanding and unpaid, to do and perform the following:

            SECTION 6.1. PAYMENTS. All Obligations shall be paid in full when and as due, time being of the essence.

            SECTION 6.2. PERFORMANCE. Except in any instance where a cure period is applicable or otherwise provided by the Bank, all Obligations shall be fully and completely performed, when and as required, time being of the essence.

            SECTION 6.3. PROTECTION OF SECURITY. The value of the Collateral shall at all times be protected and preserved.

            SECTION 6.4. INSURANCE. The Borrower shall obtain and maintain the following insurance coverages:

                  SECTION 6.4.1. CASUALTY INSURANCE. The Borrower shall obtain and maintain during the term of the Loan for all of its assets and properties, both real, personal, and mixed, including but not limited to the Collateral, fire and extended coverage casualty insurance. Such insurance shall be written in amounts satisfactory to the Bank and sufficient to prevent any co-insurance liability (which amount shall be the full insurable value). The Bank shall be supplied with a certificate of insurance and/or duplicate originals or copies of the aforementioned insurance policies and paid receipts evidencing payment of the premiums due on the same. The aforementioned policies shall be endorsed so as to make them noncancellable unless thirty (30) days prior notice of cancellation is provided to the Bank. The Borrower shall give the Bank prompt notice of any material loss covered by such casualty insurance.

                  SECTION 6.4.2. LIABILITY AND WORKER'S COMPENSATION INSURANCE. The Borrower shall obtain and maintain during the term of the Loan public liability and property damage insurance in such amounts, with insurance companies, and upon policy forms reasonably acceptable to and approved by the Bank. The Borrower shall obtain and maintain during the term of the Loan, workers' compensation insurance, in such amounts, with insurance companies, and in forms reasonably acceptable to and approved by the Bank. The Borrower, on request, shall supply the Bank with copies of the liability and worker's compensation insurance policies and receipts evidencing the payment of premiums due thereon or, alternatively, certificates from the insurance companies certifying to the existence of policies, summarizing the terms of the policies, and indicating the payment of premiums due thereon.

                  SECTION 6.4.3. OTHER INSURANCE. The Borrower shall also maintain such other forms of insurance as may be customary or prudent for businesses of the type carried on by each Borrower or as may be required by the Bank from time to time as determined in its reasonable discretion.

            SECTION 6.5. COLLECTION OF ACCOUNTS. The Borrower shall collect its Accounts only in the ordinary course of business unless written permission to the contrary is obtained from the Bank.

            SECTION 6.6. MAINTENANCE OF EXISTENCE. The Borrower shall take all necessary actions to preserve its existence, franchises and good standing in its state of incorporation or organization and in any other state where qualification as a foreign corporation or organization is required, and shall comply with all present and future Laws applicable in the operation and conduct of business, and all material agreements to which it is subject.

            SECTION 6.7. NOTICE OF LITIGATION AND PROCEEDINGS. The Borrower shall give (a) notice to the Bank within fifteen (15) calendar days of any litigation or proceeding in which it is a party if an adverse decision (i) would require it to pay more than Two Hundred Thousand Dollars ($200,000) or deliver assets the value of which equals or exceeds such sum (whether or not the claim is considered to be covered by insurance), or (ii) could, when aggregated with all other litigation in which any Borrower is a party, cause any one or more Borrowers to pay more than Five Hundred Thousand Dollars ($500,000) if an adverse decision were rendered; and (b) immediate notice to the Bank of the institution of any other suit or proceeding which might have a Material Adverse Effect on the Collateral, the Borrower's operations, financial condition, property or business.

            SECTION 6.8. PAYMENT OF INDEBTEDNESS TO THIRD PERSONS. The Borrower shall pay when and as due, or within applicable grace periods, all material indebtedness due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside by the Borrower.

            SECTION 6.9. NOTICE OF CHANGE OF BUSINESS LOCATION. The Borrower shall notify the Bank thirty (30) days in advance of: (a) any change in the location of its existing offices or places of business; (b) the establishment of any new, or the discontinuance of any existing, place of business; and (c) any change in or addition to the location of the place where Records are kept.

            SECTION 6.10. PENSION PLANS. The Borrower shall: (a) fund all of its defined benefit plans within the meaning of Section 3(35) of ERISA in accordance with, and in amounts not less than required by, the minimum funding standards of
Section 302 of ERISA; (b) furnish the Bank promptly, upon request, with copies of all reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any employee benefit plans governed by

ERISA; and (c) promptly advise the Bank of the occurrence of any "reportable event" within the meaning of Section 4043(c) of ERISA (excluding a reportable event for which the notice requirement has been waived by the Pension Benefit Guarantee Corporation) or a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA and Section 4975 of the Internal Revenue Code with respect to any employee benefit plans governed by ERISA.

            SECTION 6.11. MAINTENANCE OF ASSETS AND PROPERTIES. The Borrower shall maintain its material assets and property, real, personal, and mixed, in good condition and repair, normal wear and tear excepted, and shall pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and shall pay or cause to be paid all rental or mortgage payments due on any real estate used or owned by the Borrower.

            SECTION 6.12. PAYMENT OF TAXES. The Borrower shall pay or cause to be paid when and as due, without interest or penalty, all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over to any taxing authority or which it must pay on its income, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside by it. The Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches appears imminent (or provide security therefor).

            SECTION 6.13. FURTHER ASSURANCES AND POWER OF ATTORNEY. The Borrower agrees to execute such other and further documents, including, without limitation, promissory notes, security agreements, agreements, financing statements, continuation statements, and the like as may from time to time in the reasonable opinion of the Bank be deemed necessary, proper, or convenient, to perfect, confirm, establish, reestablish, continue, or complete the security interest in the Collateral and the purposes and intentions of this Agreement as provided herein, it being the intention of the Borrower to hereby provide a full and absolute warranty of further assurance to the Bank. Upon the written request of the Bank that the Borrower execute any such document and the failure of the Borrower to so execute any such document within ten (10) days, or at any time and from time to time upon the occurrence and during the continuance of any Event of Default, as the case may be, the Borrower hereby irrevocably and automatically appoints the Bank as the Borrower's attorney-in-fact to execute any such document in the Borrower's name and on the Borrower's behalf and such power of attorney shall constitute a power of attorney coupled with an interest and be irrevocable.

            SECTION 6.14. ADVANCEMENTS. If the Borrower should fail to perform any of the affirmative covenants contained in this Article within any grace or cure period as herein provided, or if the Borrower should fail to protect or preserve the Collateral or the status and priority of the security interest of the Bank in the Collateral, the Bank may make Advances to perform the same on behalf of the

Borrower. Bank shall endeavor to give notice prior to advancements; provided that failure to give notice shall not affect Borrowers' liability therefor. All sums so advanced shall be deemed to be an Advance made pursuant to the Line of Credit and immediately upon advancement become secured by the security interests created by this Agreement and the terms and provisions of this Agreement and all of the applicable Loan Documents, and shall become part of the principal amount owed to the Bank with interest to be assessed at the applicable rate thereon. The Borrower shall repay on demand all sums so advanced on the Borrower's behalf, plus any reasonable expenses or costs incurred by the Bank, including reasonable attorney's fees, with interest thereon at the highest rate provided for in the applicable Loan Documents from the date of advancement. The provisions of this Section shall not be construed to prevent the institution of the rights and remedies of the Bank upon the occurrence of an Event of Default by the Borrower. The contrary notwithstanding, the authorization contained in this Section shall impose no duty or obligation on the Bank to perform any action or make any Advance on behalf of the Borrower and is for the sole benefit and protection of the Bank.

            SECTION 6.15. MAINTAIN RECORDS AND MAKE AVAILABLE TO BANK FOR INSPECTION. The Borrower shall maintain Records pertaining to the Collateral and the conduct and operation of its business, in such detail, form and scope as the Bank shall from time to time require. During normal business hours, the Bank and its duly authorized representatives shall have full access to, and the right to audit, check, inspect and make abstracts and copies from, such Records. The Bank or the Bank's agents may enter upon any of the Borrower's premises from time to time during normal business hours for the purpose of inspecting the Collateral and any and all such Records. The Bank may send verifications of Receivables to Account Debtors and may confer and correspond with other creditors of the Borrower. Upon the occurrence and during the continuation of an Event of Default, the Bank may enter the business premises and take possession of and remove any or all such Records, or copies thereof, provided, however, such Records or copies shall be at all times available to the Borrower. All audits, examinations and inspections shall be performed at the Borrower's expense.

            SECTION 6.16. FINANCIAL STATEMENTS. PAC and the other Borrowers shall furnish the Bank:

            (a)   INTENTIONALLY OMITTED

            (b)   INTENTIONALLY OMITTED

            (c)   INTENTIONALLY OMITTED

            (d) As soon as practicable and in any event within thirty (30) days after the close of each fiscal year of PAC, beginning with the current fiscal year, an annual operating budget and capital budget prepared on a quarterly basis for PAC and its Subsidiaries on a consolidated basis, in form and detail reasonably acceptable to the Bank;

            (e) Promptly upon receipt thereof, copies of any management letters or other reports submitted to PAC or its Subsidiaries by its independent certified public accountants in connection with its examination of or preparation of financial statements for PAC or its Subsidiaries.

            (f) Copies of all Forms 10Q and 10K reports filed with the Securities and Exchange Commission shall be delivered to the Bank within ten
(10) days after the filing thereof, together with a Compliance Certificate of the chief executive officer or chief financial officer of PAC stating whether any Event of Default (or any event which, with the giving of notice or passage of time (or both) would be an Event of Default) has occurred and is continuing, and if so, all relevant facts with respect thereto, together with those calculations required to demonstrate compliance with the financial covenants set forth in Sections 6.17 through 6.19 hereof, inclusive. The Borrower covenants and agrees to timely file its Forms 10Q and 10K with the Securities and Exchange Commission.

            (g) Copies of all proxy statements and other material reports or statements filed with the Securities and Exchange Commission (or the National Association of Securities Dealers) or any other governmental agency including, without limitation, the Environmental Protection Agency and the Occupational Safety and Health Administration shall be delivered to the Bank within ten (10) days of the date such proxy statements are sent to stockholders or reports or statements are sent to the governmental or regulatory authority.

            (h) Such other information as the Bank may, from time to time, request.

            SECTION 6.17. TOTAL FUNDED DEBT/ANNUALIZED EBITDA RATIO. The Borrowers shall maintain on a consolidated basis as of the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 1998, a Total Funded Debt/Annualized EBITDA Ratio of less than 3.0 to 1.0.

            SECTION 6.18. CONSOLIDATED LIABILITIES TO TANGIBLE NET WORTH RATIO. The Borrowers shall maintain on a consolidated basis a ratio of Consolidated Liabilities to Consolidated Tangible Net Worth of (a) less than 3.5 to 1.0 at all times from June 30, 1998, to (but excluding) December 31, 1998, and (b) less than 2.5 to 1.0 commencing December 31, 1998, and at all times thereafter.

            SECTION 6.19. ANNUALIZED EBITDAR. The Borrowers shall maintain on a consolidated basis as of the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 1998, a ratio of (a) Annualized EBITDAR to (b) interest expense, plus Rent Expense, plus current maturities of long-term indebtedness and capital leases, of greater than 1.5 to 1.0.

            SECTION 6.20. DEPOSITORY BANKS. PAC and each Subsidiary shall maintain its primary depository banking relation with the Bank (unless unreasonably inconvenient). PAC shall provide the Bank with the names and addresses of all financial institutions where it and each Subsidiary maintains any depository, brokerage, investment or other accounts, the account number of all such accounts, and such information shall be supplemented as depository accounts are established or discontinued throughout the term of this Agreement. Notwithstanding the foregoing, Promotora de Franquicias Praxis, S.A. de C.V., a Mexican corporation ("PFP"), and each of the "Praxis Companies" as defined in that certain Subscription and Stock Purchase Agreement made as of March 31, 1998, by and among PAC, Precision Auto Care Mexico I, S. de R.L. de C.V. and the stockholders of PFP (PFP and each of the Praxis Companies, collectively, the "Non-Borrower Mexican Subsidiaries") shall maintain their primary depository banking relationships with one of the following financial institutions: Banco Serfin, Banco Nationale de Mexico or Bancomer.

As used above in this Article VI, the singular "Borrower" shall mean each Borrower (except PAC) for itself, and PAC for and on behalf of itself and all other Borrowers.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

            PAC for itself and all other Borrowers, and each other Borrower for itself, covenants and agrees during the term of this Agreement and while any Obligations are outstanding and unpaid not to do or to permit to be done or to occur any of the acts or events set forth below:

            SECTION 7.1. CHANGE OF NAME, MERGER, SALE OF STOCK, ETC. Except as expressly permitted herein, liquidate, wind up or dissolve, or enter into any consolidation, merger, or other combination, or agree to do any of the foregoing; PROVIDED, HOWEVER, that:

            (a) any Subsidiary may merge or consolidate with another Person so long as (i) the Person surviving such merger or consolidation is a Subsidiary, and (ii) immediately after giving effect thereto, no Event of Default would exist; and

            (b) Neither PAC or any Subsidiary shall change its name without ten
(10) days' prior written notice to, and the approval of, the Bank, such approval not to be unreasonably withheld. No Subsidiary shall issue any additional stock unless issued to PAC, without the Bank's written consent, such consent not to be unreasonably withheld.

            SECTION 7.2. SALE OR TRANSFER OF ASSETS. Sell, lease, transfer, convey or otherwise dispose of any of its assets or property, including, without limitation, the Collateral, except for (i) sales of inventory in the ordinary course of business; (ii) the sale of worn out or obsolete equipment for fair market value or the exchange of used or obsolete equipment for replacement equipment; (iii) the sale of permitted temporary or overnight investments; (iv) sales or dispositions of assets or property having a fair market value of less than $250,000 on an annual aggregate basis; and (v) any sale, lease, transfer or conveyance from one Subsidiary to another Subsidiary or to PAC, or from PAC to any Subsidiary, for less than fair consideration, PROVIDED that, immediately after giving effect thereto, no Event of Default would exist.

            SECTION 7.3. ENCUMBRANCE OF ASSETS. Create, assume or suffer to exist any deed of trust, mortgage or encumbrance, lien (including a lien of attachment, judgment or execution) or security interest (including the interest of a conditional seller of goods), securing a charge or obligation, in or on any of its property, real or personal, whether now owned or hereafter acquired, except for Permitted Liens.

            SECTION 7.4. TRANSACTIONS WITH RELATED PARTIES. Except as provided herein, directly or indirectly make any loan or advance to, or purchase, assume or guarantee any indebtedness to or from, any of its officers, directors, stockholders or Affiliates, or subcontract any operations to any Affiliate, or enter into any other transaction with any Affiliate, except (a) in the ordinary course of and pursuant to the reasonable requirements of business, and (b) upon fair and reasonable terms no less favorable to PAC or such Subsidiary than would apply in a comparable arm's-length transaction with a Person not an Affiliate.

            SECTION 7.5. GUARANTEES. Without the prior written consent of the Bank, the Borrower shall not become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Person, except for (a) the endorsement of checks, drafts, instruments or commercial paper for deposit or collection in the ordinary course of business; (b) the guaranty by PAC of payment and performance with respect to the obligations of the Subsidiaries; and
(c) the guaranty by PAC of ordinary course of business obligations of any Subsidiary.

            SECTION 7.6. INDEBTEDNESS. The Borrower shall not incur, create, assume, or permit to exist any indebtedness except: (a) the Loan; (b) existing secured indebtedness previously disclosed to the Bank; (c) unsecured trade indebtedness incurred in the ordinary course of business; (d) indebtedness secured by a Permitted Lien; (e) Subordinated Debt, if approved by the Bank; (g) intercompany debt among the Borrowers; and (h) Seller Debt.

            SECTION 7.7. CONTINGENT OBLIGATIONS. Create, incur, assume or suffer to exist any contingent obligation other than: (a) endorsements of instruments or items of payment for deposit or collection in the ordinary course of business; (b) contingent obligations incurred pursuant to the Loan Documents;
(c) contingent obligations consisting of the indemnification by PAC or any of its Subsidiaries of (i) the officers, directors, employees and agents of PAC or such Subsidiary, to the extent permissible under the Law of the jurisdiction in which PAC or such Subsidiary is organized, (ii) commercial banks, investment bankers and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of PAC's or such Subsidiary's securities or the rendering of banking or professional services to PAC or such Subsidiary, and (iii) landlords, licensors, licensees and other parties pursuant to agreements entered into in the ordinary course of business by PAC or such Subsidiary; (d) customary indemnification obligations of PAC and its Subsidiaries incurred in connection with Permitted Acquisitions or other Acquisitions approved by the Bank; (e) unsecured amounts payable under earnouts and other contingent obligations in a Permitted Acquisition, or in any other Acquisition if approved by and if requested by Bank, subordinated on terms acceptable to the Bank, whether or not earned or matured; (f) contingent obligations consisting of warranties, indemnities and guaranties regarding copyright and trademark infringement and other matters approved by the Bank given to customers in the ordinary course of business consistent with past practices; (g) Letter of Credit Obligations; (h) guarantees by any Borrower or any Subsidiaries of obligations of PAC or its subsidiaries under leases permitted hereunder; and (i) guarantees by PAC or any of its Subsidiaries of any other indebtedness permitted under Section 7.6.

            SECTION 7.8. INVESTMENTS. Directly or indirectly, purchase, own, invest in or otherwise acquire any capital stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or become a partner or joint venturer in any partnership or joint venture, or consummate an Acquisition, or make a commitment or otherwise agree to do any of the foregoing, other than: (a) cash investments; (b) loans and advances to employees not to exceed in the aggregate $100,000; (c) Accounts owing to PAC or any of its Subsidiaries created in the ordinary course of business and payable in accordance with customary terms prevailing in the industry; (d) prepaid expenses incurred in the ordinary course of business; (e) existing investments in corporations or limited liability companies that are Subsidiaries as of the date hereof; (f) investments in Subsidiaries and Permitted Acquisitions or other Acquisitions approved by the Bank; (g) investments in and loans to Persons which do not constitute Subsidiaries; PROVIDED, HOWEVER, that the aggregate amount of all investments in and loans to any single Person shall not exceed $100,000 at any time, and the aggregate amount of all investments in and loans to all Persons which do not constitute Subsidiaries shall not exceed $200,000 at any time; (h) investments by any Borrower under any swap agreement or hedging device relating to the indebtedness incurred under this Agreement; PROVIDED that the notional amount of all such swap agreements at any time shall not exceed the maximum principal amount of the Loan at such time; (i) loans or advances from a Subsidiary to PAC or to another Subsidiary, or from PAC to a Subsidiary, (i) short-term loans to franchisees from time to time, however, such loans in the aggregate shall not exceed Four Hundred Thousand Dollars ($400,000) without the Bank's prior written consent; and (j) creation of a subsidiary for the sole purpose of effecting an Acquisition. A Permitted Acquisition or an Acquisition approved by the Bank shall not be deemed an investment violative of this covenant.

            SECTION 7.9. DIVIDENDS. Without the written consent of the Bank, PAC shall not pay any dividends, nor shall PAC or the Subsidiaries make any distributions of cash or property to purchase, redeem, retire or otherwise acquire any shares of stock or equity interests of PAC or the Subsidiaries, except for stock dividends or stock splits or any other corporate distribution which does not involve cash or tangible property.

            SECTION 7.10. ACQUISITION OF STOCK OR ASSETS OF THIRD PERSON. Except as may be otherwise permitted under Section 7.8 hereof, neither PAC nor any of the Subsidiaries shall acquire stock or equity interests of any other Person, or the assets of any third person, except for temporary investments permitted in this Agreement and Permitted Acquisitions or Acquisitions approved by the Bank.

            SECTION 7.11. SALE AND LEASEBACK. Enter into any arrangement with any Person (other than PAC or any of its Subsidiaries) providing for the leasing by PAC or any of its Subsidiaries of any asset that has been sold or transferred by PAC or such Subsidiary to such Person.

            SECTION 7.12. NEW BUSINESS. Engage in any business other than businesses primarily within the line of business presently conducted by the Subsidiaries or make any material change in any of its business objectives, purposes and operations that would be reasonably likely to materially adversely affect the repayment of the Loans and Obligations.

            SECTION 7.13. SUBSIDIARIES. Except as otherwise permitted by the terms of this Agreement, create or acquire any new Subsidiary.

            SECTION 7.14. TRANSACTIONS AFFECTING THE COLLATERAL. Enter into any transaction that will have, or could reasonably be expected to have, a Materially Adverse Effect on the Collateral or the ability of the Borrowers to repay any of the Loans and Obligations.

            SECTION 7.15. HAZARDOUS WASTES. Permit any Hazardous Substances, the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any governmental authority, to be unlawfully brought onto or located on any real property owned or, to the extent PAC or any of its Subsidiaries is in possession or control of same, leased by PAC or any of its Subsidiaries, except in material compliance with all applicable environmental Laws; and if any Hazardous Substance is brought or found located thereon in material violation of any applicable environmental Laws, it shall be immediately removed, with proper disposal, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such environmental Laws, and the obligations hereunder with respect to any such materials brought or located thereon while PAC or any of its Subsidiaries owned or leased any such real property shall survive any foreclosure of the deeds of trust or mortgages. EACH BORROWER HEREBY ACKNOWLEDGES THAT ALL HAZARDOUS WASTE HANDLING PRACTICES AND ENVIRONMENTAL PRACTICES AND PROCEDURES ARE THE SOLE RESPONSIBILITY OF PAC AND ITS SUBSIDIARIES. PAC FURTHER ACKNOWLEDGES THAT THE BANK IS NOT AN ENVIRONMENTAL CONSULTANT, ENGINEER, INVESTIGATOR OR INSPECTOR OF ANY TYPE WHATSOEVER.

            SECTION 7.16. FISCAL YEAR. Change its fiscal year from a twelve-month period ending June 30; PROVIDED, HOWEVER, that it is understood and agreed that the fiscal year of any Person subject to the provisions hereof which is organized under the laws of Mexico shall be a calendar year.

            SECTION 7.17. AMENDMENTS; PREPAYMENTS OF INDEBTEDNESS, ETC. (a) Amend in any material respect its certificate, or articles of incorporation or articles of organization without thirty (30) days' prior written notice; or (b) make any payment or prepayment with respect to any Subordinated Debt, whether principal, interest or otherwise, which is not permitted under the terms of the applicable instrument of subordination.

            SECTION 7.18. NO INCONSISTENT TRANSACTIONS OR AGREEMENTS. Enter into any transaction or agreement, or enter into any amendment or other modification to any currently existing agreement, that by its terms prohibits or materially restricts the ability of the Borrowers to pay the principal of or interest on the Loans and all other Obligations.

            SECTION 7.19. ASSIGNMENT OF THIS AGREEMENT. Borrower may not assign or attempt to assign this Agreement; provided, however, that PAC shall be permitted to add additional Subsidiaries as Borrowers hereunder in accordance with the procedures set forth in Section 10.15, the terms of any Assumption Agreement and the approval of the Bank.

            SECTION 7.20.  EQUITY OWNERSHIP; CERTIFICATES.  Cause or permit
(a) any of the Persons identified in Exhibit C attached hereto and incorporated herein to own legal and beneficial title to less than the interest(s) indicated in such Exhibit in each of the Persons identified therein, or (b) any of the member interests in PAC Mexican Holding Company LLC, or any of the partnership or other equity interests in Precision Auto Care Mexico II, S. de R.L. de C.V. or Precision Auto Care Mexico I, S. de R.L. de C.V. to be evidenced by any certificate or other writing ("Certificate") unless such Certificate(s) shall have been delivered to the Bank, together with such executed instruments of transfer and assignment as the Bank may require.

As used above in this Article VII, the singular "Borrower" shall mean each Borrower (except PAC) for itself, and PAC for and on behalf of itself and all other Borrowers.

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

            The occurrence of any of the following events or circumstances by or with respect to PAC or any other Borrower and the expiration of any applicable cure or grace period shall constitute "Events of Default" hereunder and shall entitle the Bank to exercise the Bank's rights and remedies under Article IX hereof:

            SECTION 8.1. FAILURE TO PAY. The failure by the Borrowers to pay any Obligation, which failure shall not be cured or discharged within a period of five (5) days after the same becomes due and payable.

            SECTION 8.2. FAILURE TO PERFORM. The failure of the Borrowers to perform or observe any Obligation (which failure is not specifically enumerated in this Article VIII as an Event of Default).

            SECTION 8.3. FAILURE OF WARRANTY OR REPRESENTATION TO BE TRUE. The failure of any representation or warranty provided in this Agreement to be true and accurate in all material respects, and to continue to be true and accurate in all material respects at all times while any of the Obligations remain outstanding or unsatisfied.

            SECTION 8.4. FAILURE TO PERFORM COVENANTS RELATING TO COLLATERAL. The failure by the Borrowers to perform or observe any covenant or agreement with respect to the Collateral.

            SECTION 8.5. FAILURE TO PERFORM OTHER COVENANTS. The failure by the Borrowers to perform or observe any covenant provided in this Agreement, other than one specifically enumerated in this Article VIII as an Event of Default.

            SECTION 8.6. DEFAULT UNDER LOAN DOCUMENTS. A breach of or default by the Borrower under the terms, covenants, and conditions set forth in any other Loan Document, which is not cured within any applicable cure or grace period.

            SECTION 8.7. JUDGMENTS. The Borrowers shall suffer final judgments for payment of money aggregating in excess of Two Hundred Fifty Thousand Dollars ($250,000) during any calendar year and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, the Borrowers post a supersedes bond or execution has been effectively stayed.

            SECTION 8.8. LEVY BY SECURED CREDITOR. A secured or judgment creditor of any Borrower shall obtain possession, or attempt to obtain possession, of any of the Collateral with a value in excess of Fifty Thousand Dollars ($50,000) by any means, including, but without limitation, levy, distraint, replevin or self-help.

            SECTION 8.9. FAILURE TO PAY DEBTS TO THIRD PERSONS. The Borrowers shall (a) fail to pay any indebtedness of any material nature due any third-party and such failure shall continue beyond any applicable grace period, or (b) suffer to exist any other event of default under any agreement binding upon any Borrower regardless of whether default is actually declared thereunder, and such other event of default shall continue beyond any applicable grace period, unless, in either event, the Borrower is diligently contesting such obligation in good faith and adequate reserves are maintained therefor.

            SECTION 8.10. INVOLUNTARY BANKRUPTCY. The commencement of a proceeding before a court having jurisdiction against or with respect to any Borrower in an involuntary case under the federal bankruptcy Laws or any state insolvency or similar Laws seeking: (a) the liquidation of any Borrower, (b) a reorganization of any Borrower or the Borrower's business and affairs, or (c) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for any Borrower or any of the Borrower's property including, but not limited to, the Collateral, which proceeding is not dismissed within thirty (30) days.

            SECTION 8.11. VOLUNTARY BANKRUPTCY. The commencement by any Borrower of a voluntary case under the federal bankruptcy Laws or any state insolvency or similar Laws or the consent by any Borrower to the appointment for taking possession by a receiver, liquidate, assignee, custodian, trustee, or similar official for the Borrower or any of the Borrower's property including, but not limited to, the Collateral, or the making by Borrower of any assignment for the benefit of creditors or the failure by Borrower generally to pay its debts as they become due either as to the amount of such debts or the number of such debts.

            SECTION 8.12. TERMINATION OF MATERIAL CONTRACTS. The termination, cancellation or other cessation during any twelve (12) month period of any Material Contract or Material Contracts which, in the aggregate, eliminate future projected revenues in excess of One Million Dollars ($1,000,000), except for termination arising because of the expiration or termination of a franchise agreement which has been fully performed.

            SECTION 8.13. MATERIAL ADVERSE CHANGE. Any Material Adverse Change shall occur.

            SECTION 8.14. IMPAIRMENT OF COLLATERAL. Any event or series of events shall occur which the Bank deems, in good faith and in its sole discretion, to impair the Collateral or other security for the Loan or otherwise threaten the value thereof, and which adversely affects the prospects of repayment of the Loan.

            SECTION 8.15. CURE. Notwithstanding anything above contained in this
Article VIII, the Borrowers shall have a period of thirty (30) days from the occurrence of an Event of Default specified in Sections 6.6, 6.7, 6.9, 6.10,
6.11 and 6.20, and ten (10) days with respect to an Event of Default under
Section 6.16, to cure such default (nothing herein shall be deemed a 10-day extension to deliver financial information.) Any occurrence constituting an Event of Default under Section 6.02 which is specifically identified in one of the foregoing mentioned Sections shall be subject to cure as above provided. Such cure period may, in the Bank's sole discretion, be extended if such cure is diligently being pursued and such continuing Event of Default does not substantially impair the prospects of repayment of the Loans. Nothing herein contained shall limit the continuing obligation of the Borrower to notify the Bank of any Event of Default and the Borrower's actions to cure such default within the period above stated.

In every such event which is not cured within the applicable cure period, if any, the Bank shall have no further obligation to make any additional Advances under the Line of Credit or Acquisition Line of Credit, and the Bank may declare all Obligations immediately due and payable. All such Events of Default and remedies are in addition to any such rights and remedies set forth in the other Loan Documents.

                                   ARTICLE IX
                    RIGHTS AND REMEDIES UPON THE OCCURRENCE
                             OF AN EVENT OF DEFAULT

            SECTION 9.1. RIGHTS AND REMEDIES. In addition to all other rights and remedies provided by Law and the Loan Documents, the Bank, upon the occurrence of any Event of Default or upon Maturity, and subject to any applicable grace or cure period, may:

            (a) Refuse to make further Advances or readvances under the Line of Credit and/or Acquisition Line of Credit;

            (b) Require the Borrowers to deposit all collected Receivables and cash proceeds of the Collateral, including all Accounts and General Intangibles, at the Bank or a financial institution designated by the Bank and in an account or accounts under the exclusive control of the Bank, with all such deposits to be applied against Obligations outstanding under the Line of Credit Loan or Acquisition Line of Credit Loan as the Bank determines;

            (c) Accelerate, call due and demand the immediate payment of the unpaid principal balance of the Loans and Notes, and all accrued interest and other sums due as of the date of default;

            (d) Foreclose any security interest, lien, assignment, or pledge created by any Loan Document or this Agreement;

            (e) Confess judgment or file suit against the Borrowers, or on any one of them, on the Notes;

            (f) File suit against the Borrowers or any one of them, on this Agreement, or under any other Loan Document;

            (g) Seek specific performance or injunctive relief to enforce performance of the undertakings, duties, and agreements provided in the Loan Documents, whether or not a remedy at law exists or is adequate;

            (h) Exercise any rights of a secured creditor under the Maryland Uniform Commercial Code-Secured Transactions, Title 9, Commercial Law Article, Annotated Code of Maryland, as amended, or any other applicable version of the Uniform Commercial Code, including the right to take possession of the Collateral without the use of judicial process and the right to require the Borrower to assemble the Collateral at such place as the Bank may specify; and

            (i) Set-off any amounts in any account or represented by any certificate with any Bank in the name of any Borrower or in which any Borrower has an interest.

            SECTION 9.2. COLLECTION OF RECEIVABLES BY THE BANK. The Bank, at any time or from time to time following the occurrence of an Event of Default which is a continuing Event of Default, may terminate the Borrowers' authority to collect the Receivables and may exercise any or all of the rights contained in this Section 9.2. Upon such a termination of the Borrowers' authority, the Bank shall have the right to send a notice of assignment or notice of the Bank's security interest to any and all Account Debtors or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Bank shall have the sole right to collect the Receivables and take possession of the Collateral and Records relating thereto. All of the Bank's reasonable collection expenses, including Liquidation Costs, shall be charged to the Borrowers' account and added to the Obligations. If the Bank is collecting the Receivables as provided, the Bank shall have the right to receive, endorse, assign and deliver in the Bank's name or the Borrowers' name any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrowers hereby waive notice of presentment, protest and non-payment of any instrument so endorsed. If the Bank is collecting the Receivables directly as above provided, the Borrowers hereby individually and collectively, jointly and severally, constitute and appoint the Bank and/or the Bank's designee, as the Borrowers' attorney-in-fact with power with respect to the Receivables: (a) to endorse the Borrowers' name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment of Collateral that may come into the Bank's or designee's possession; (b) to sign the Borrowers' name on any invoice relating to any of the Receivables, drafts against Account Debtors, assignments and verifications of Receivables and notices to Account Debtors; (c) to notify the Post Office authorities to change the address for delivery of mail addressed to the Borrowers; (d) to receive and open all mail addressed to the Borrowers and accept checks, drafts, money orders or other evidences of payment, or correspondence relating in any way to a Receivable or other Collateral (all other items of mail shall be delivered or made available to PAC); and (e) to do all other acts and things necessary, proper, or convenient to carry out the terms, conditions, purposes and intent of this Agreement. All good faith acts of the Bank as such attorney are hereby ratified and approved, and such attorney or designee shall not be liable for any acts of omission or commission other than acts of gross negligence or intentional wrongdoing, nor for any error of judgment or mistake of fact or law exercised in accordance with this Agreement. The power of attorney hereby granted, being coupled with an interest, is irrevocable while any of the Obligations remain unpaid. The Bank or attorney may, without notice to or consent from the Borrowers, sue upon or otherwise collect, extend the time of payment of or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurances applicable thereto or release any obligor thereon. The Bank or attorney does not, by anything herein or in any assignment or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Bank, and the Bank or attorney shall not be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

            SECTION 9.3. SALE OF COLLATERAL. In addition to any other remedy provided herein, upon the occurrence of any Event of Default and subject to any applicable grace or cure period, the Bank may immediately, without advertisement, sell in a commercially reasonable manner at public or private sale or otherwise realize upon the whole or any part of the Collateral, or any interest which the Borrowers may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all reasonable expenses, including all reasonable expenses for legal services, the Bank shall apply such proceeds toward the satisfaction of the Obligations in any order or manner as the Bank may determine. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Law. Written notice of any sale or other disposition shall be given to PAC and any other Borrower whose property is being sold at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which the Borrowers hereby agree shall be reasonable notice of such sale or other disposition. The Borrowers agree to assemble, or to cause to be assembled, at the Borrowers' own expense, the Collateral at such place or places as the Bank shall designate. At any such sale or other disposition, the Bank may, to the extent permissible under applicable Law, purchase the whole or any part of the Collateral, free from any right of redemption on the part of the Borrower, which right is hereby waived and released. The Borrowers waive the right, if any, to have the Collateral marshaled upon a sale. Without limiting the generality of any of the rights and remedies conferred upon the Bank under this Section, the Bank may, to the full extent permitted by applicable Law: (a) peacefully enter upon the premises of the

Borrowers, exclude therefrom the Borrowers or any entity connected therewith, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary permitted force to do so; (b) at the Bank's option, use, operate, manage, and control the Collateral in any lawful manner (but without any obligation to continue the business operations of the Borrower); (c) collect and receive all rents, income, revenue, earnings, issues, and profits therefrom; and
(d) maintain, preserve, alter or remove the Collateral as the Bank may determine in its sole discretion. The Borrower shall indemnify and save harmless the Bank and its agents, employees, officers and directors, for any action or inaction taken in connection therewith, except for acts or omissions of gross negligence or intentional misconduct.

            SECTION 9.4. CONFESSION OF JUDGMENT. Upon the occurrence of a default under this Agreement, each of the Borrowers, individually and collectively, jointly and severally, authorize any attorney admitted to practice before any court of record in the United States, on behalf of itself and any or all of the other Borrowers, to then confess judgment before any clerk or judge against PAC and any or all of the Subsidiaries in the full amount due under this Agreement, the Notes, and all other Obligations, plus attorneys' fees equal to fifteen percent (15%) of all amounts due, or $50,000 whichever is less. Such attorneys' fees shall relate solely to services in connection with the action or actions relating to the confession of judgment, and shall not diminish or alter the Borrowers' obligations to pay actual reasonable legal expenses of the Bank as herein provided and all Liquidation Costs. Each Borrower consents to the jurisdiction of, and agrees that venue shall be proper in, the Circuit Court for any County or the City of Baltimore, Maryland, and the United States District Court for the District of Maryland, if diversity of citizenship or other jurisdictional basis exists; and if such confession occurs in the Commonwealth of Virginia, the Borrowers, individually, collectively, jointly and severally, constitute and appoint Keith M. Northern and Gregory A. Baugher, or any vice president of Bank their true and lawful attorney-in-fact for them, or in the name of any one or more of them, to confess judgment in the Circuit Court for Arlington County, Virginia, or in the Circuit Court for Loudoun County, Virginia. Each Borrower expressly waives, summons and other process and the benefit of any and every statute, ordinance or rule of court which may be lawfully waived conferring upon any Borrower any right or privilege of exemption, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment. The authority and power to appear for and enter judgment against any Borrower shall not be extinguished by any judgment entered pursuant hereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as the holder shall deem necessary or advisable until all sums due under this Agreement have been paid in full.

            SECTION 9.5. ATTORNEYS' FEES AND EXPENSES. The Borrower shall pay all Liquidation Costs and/or reasonable attorneys' fees and expenses which the Bank may incur as a result of the happening of an Event of Default, even if judgment is not obtained or confessed and the Event of Default is cured and the Loan is placed in good standing.

            SECTION 9.6. REMEDIES CUMULATIVE. The rights and remedies provided in this Agreement or in the Loan Documents or under applicable Law shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.

            SECTION 9.7. PROOF OF SUMS DUE ON THE LOAN. In any action or proceeding brought by the Bank to collect the sums owed on the Loan, an affidavit made under oath by an officer of the Bank setting forth the unpaid balance of principal, and any accrued interest, default interest, and late charges owed on the Loan and the Unused Line Fee shall be presumed correct and shall be admissible in evidence for the purpose of establishing the truth of what it asserts.

            SECTION 9.8. OBLIGATIONS OF THE BORROWER HEREUNDER Unconditional. The payment and performance of the Obligations shall be the absolute and unconditional duty and obligation of the Borrowers, and shall be independent of any defense or any rights of set-off, recoupment or counterclaim which any Borrower might otherwise have against the Bank, and the Borrowers shall pay absolutely net the payments of principal, interest and the Unused Line Fee to be made on account of the Loan and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off, and until such time as the Obligations have been fully paid and performed, the Borrowers: (a) will not suspend or discontinue any payments provided for herein in the Notes; (b) will perform and observe all of the Borrowers' other covenants and agreements contained in the Loan Documents, including without limitation, making all payments required to be made to the Bank; and (c) will not terminate or attempt to terminate the Loan Documents for any cause.

                                   ARTICLE X
                          GENERAL CONDITIONS AND TERMS

            SECTION 10.1. LOAN COSTS. The Loan and all transactions relating thereto and provided for herein shall be made at no cost to the Bank and all costs including, without limitation, the Bank's counsel fees, recordation costs, costs of documentary stamps, photocopying expense, appraisals, lien searches, travel expenses for the Bank's agents, employees, and counsel, and all other reasonable out-of-pocket expenses shall be paid by the Borrowers, whether incurred prior to or after closing, such that the subject transactions shall be cost free to the Bank.

            SECTION 10.2. INCORPORATION. The terms and conditions of the Loan Documents are incorporated by reference and made a part hereof as if fully set forth herein. In the event of any inconsistencies between this Agreement and any other Loan Document, the terms and conditions of this Agreement shall govern and control.

            SECTION 10.3. WAIVERS. The Bank may at any time or from time to time waive all or any of its rights under this Agreement or any other Loan Document, but any waiver or indulgence by the Bank at any time or from time to time shall not constitute, unless specifically so expressed by the Bank in writing (except to the extent an express waiver need not be in writing under the provisions of another Section of this Agreement), a future waiver of performance or exact performance by the Borrower.

            SECTION 10.4. NO THIRD PARTY BENEFICIARY RIGHTS. No Person not a party to this Agreement shall have any benefit hereunder nor have third party beneficiary rights as a result of this Agreement or any other Loan Documents, nor shall any party be entitled to rely on any actions or in actions of the Bank or its agents, all of which are done for the sole benefit and protection of the Bank .

            SECTION 10.5. CONTINUING OBLIGATION OF BORROWERS. The terms, conditions, and covenants set forth herein and in the Loan Documents shall survive closing and shall constitute a continuing obligation of the Borrowers during the course of the transaction contemplated herein. The obligations of the Borrowers and all Collateral granted under this Agreement shall remain valid and in effect so long as any Obligation is outstanding, unpaid or unsatisfied between the Borrowers and the Bank.

            SECTION 10.6. BINDING OBLIGATION. This Agreement shall be binding upon and inure to the benefit of the Borrowers and their successors and permitted assigns, and the Bank and its successors and assigns. Notwithstanding the foregoing, the Bank agrees that in the absence of an Event of Default which has not been cured (if such Event of Default is subject to cure), this Agreement shall not be assigned, in whole or in part, without (90) days notice to PAC, and the Bank shall advise PAC as to the selection of an assignee.

            SECTION 10.7. NOTICES. Any notice required or permitted by or in connection with this Agreement or any other Loan Document shall be in writing and made by hand delivery, by certified mail, return receipt requested, postage prepaid, or by overnight courier for next Business Day delivery, addressed to the party at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by any party, and shall be considered given as of the date of hand delivery, as of three (3) days after the date of mailing, or the date specified for delivery with an overnight courier service, independent of the date of actual delivery, as the case may be:

            IF TO THE BANK:

            Signet Bank
            4th Floor
            Seven Saint Paul Street
            Baltimore, Maryland 21202
            Attention:  Warren F. Boutilier, Vice President
            Telephone:  (410) 625-6336
            Telefax:    (410) 625-6365

            IF TO PAC (WHICH CONSTITUTES NOTICE TO ALL BORROWERS):

            Precision Auto Care, Inc.
            748 Miller Drive, S.E.
            Leesburg, Virginia  20175
            Attention:  Chief Financial Officer
            Telephone:  (703) 777-9095
            Telefax:    (703) 779-0137

            SECTION 10.8. FINAL AGREEMENT. This Agreement and the Loan Documents contain the final and entire agreement and understanding of the parties, and any terms and conditions not set forth in this Agreement or the Loan Documents are not a part of this Agreement and the understanding of the parties hereof.

            SECTION 10.9. EXTENSIONS. The payment of the Obligations hereunder may be extended, from time to time, without impairing or otherwise affecting the liability of the Borrowers, any endorser, guarantor or other party liable hereunder or under any Loan Document, or the continuing security interest in the Collateral provided herein.

            SECTION 10.10. AMENDMENT. This Agreement may be amended, modified or altered only in writing signed by the party to be bound by the amendment, modification or alteration.

            SECTION 10.11.  TIME.  Time is of the essence of this Agreement.

            SECTION 10.12. DISCLOSURE. The Bank may disclose financial information concerning the Borrowers to any other financial institution which may share, participate or join in the Loan.

            SECTION 10.13. NUMBER, GENDER, AND CAPTIONS. As used herein, the singular shall include the plural and the plural may refer to only the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purposes of convenience only and are not a part of this Agreement.

            SECTION 10.14. SECURITY AGREEMENT; PHOTOCOPIES SUFFICIENT. This Agreement shall constitute a security agreement as described in Section 9-105(1)(1) of the Maryland Uniform Commercial Code - Secured Transactions, Title 9, Commercial Law Article, Annotated Code of Maryland, as amended. A carbon, photographic, photocopy or other reproduction of this Agreement shall be sufficient as a financing statement.

            SECTION 10.15. ADDITIONAL BORROWERS AND ASSUMPTION AGREEMENT, AMENDMENT TO PLEDGE. Subject to the provisions of Section 2.2.9(b) hereof, any Subsidiary created or acquired by PAC or the Subsidiaries shall join as parties to this Agreement and assume all Obligations hereunder and under the Consolidated Note. Any new Borrower shall deliver such additional resolutions, certificates and agreements as the Bank may from time to time reasonably require to grant liens or security interests to the Bank or for such other purposes. Subject to the provisions of Section 2.2.9(b) hereof, contemporaneously with the execution of an Assumption Agreement, PAC (or a Subsidiary if applicable) shall execute and deliver to the Bank such written agreements as the Bank may require pursuant to which PAC (or such Subsidiary) shall pledge and grant a first priority security interest to the Bank in the shares of stock or other equity interests of such new Borrower which are held by PAC (or such Subsidiary) to further secure the Loan and all other Obligations.

            SECTION 10.16. JOINT AND SEVERAL LIABILITY. The Obligations of the Borrowers hereunder are joint and several. All Persons which hereafter become Subsidiaries and Borrowers by virtue of executing and delivering an Assumption Agreement shall assume jointly and severally liability for all Obligations then existing or thereafter created and arising hereunder and under the Notes. Each Borrower shall have a right of contribution to obtain reimbursement from each other Borrower for any payment made by such Borrower in respect of the Obligations to the extent that such payment exceeds the benefit realized by such Borrower under the Loan. Any right of contribution among the Borrowers which arises as a result of payments made in respect of the Obligations under this Agreement or the other Loan Documents shall be subordinate in all respect to the Bank's right to receive payment in full of the Obligations. The Borrowers acknowledge and agree that the right of contribution set forth above shall not in any event be construed in a manner inconsistent with the joint and several liability of each of the Borrowers for the repayment of all Obligations. PAC and each of its Subsidiaries is, and PAC and its Subsidiaries, on a consolidated basis are, (i) solvent, and (ii) after giving effect to the transactions contemplated hereby, will be solvent.

            SECTION 10.17. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN EXECUTED, DELIVERED AND ACCEPTED IN THE STATE OF MARYLAND AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE

INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF MARYLAND; PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED THEREBY, THE INTERNAL LAWS OF THE STATE OF THE DOMICILE OF THE ISSUING BANK. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWERS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE COURT WITHIN BALTIMORE CITY OF BALTIMORE COUNTY, MARYLAND OR ANY FEDERAL COURT LOCATED WITHIN THE NORTHERN DISTRICT OF THE STATE OF MARYLAND FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY PROCEEDING TO WHICH THE BANK AND ANY BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BANK OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENCE TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BORROWERS CONSENT THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO ANY SUCH BORROWER AT ITS ADDRESS SET FORTH HEREIN, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

            10.18. WAIVER OF JURY TRIAL. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY A JURY IN ANY SUIT, ACTION OR PROCEEDING INSTILLED IN CONNECTION WITH THIS AGREEMENT, THE LOAN OR THE OBLIGATIONS.

            IN WITNESS WHEREOF, the Bank and the Borrowers execute and seal this Agreement on this 12th day of November, 1997, with the specific intention that this Agreement constitute a document under seal.

WITNESS/ATTEST:                     SIGNET BANK


                                    By:                                (SEAL)
________________________                 _______________________________
                                         Warren F. Boutilier
                                         Vice President


                                    PRECISION AUTO CARE, INC.


                                    By:                                (SEAL)
________________________                 _______________________________
                                         John F. Ripley
                                         President and CEO


                                    WE JAC CORPORATION


                                    By:                                (SEAL)
________________________                 _______________________________
                                         John F. Ripley
                                         President and CEO


                                    LUBE VENTURES, INC.


                                    By:                                (SEAL)
________________________                 _______________________________
                                         John F. Ripley
                                         President and CEO


                                    ROCKY MOUNTAIN VENTURES, INC.


                                    By:                                (SEAL)
________________________                 _______________________________
                                         John F. Ripley
                                         President and CEO

                                    ROCKY MOUNTAIN VENTURES II, INC.


                                    By:                                (SEAL)
________________________                 _______________________________
                                         John F. Ripley
                                         President and CEO


                                    MIRACLE PARTNERS, INC.


                                    By:                                (SEAL)
________________________                 _______________________________
                                         John F. Ripley
                                         President and CEO


                                    RALSTON CAR WASH, LTD.


                                    By:                                (SEAL)
________________________                 _______________________________
                                         John F. Ripley
                                         Manager


                                    PREMA PROPERTIES, LTD.


                                    By:                                (SEAL)
________________________                 _______________________________
                                         John F. Ripley
                                         General Manager


                                    MIRACLE INDUSTRIES, INC.


                                    By:                                (SEAL)
________________________                 _______________________________
                                         John F. Ripley
                                         President and CEO

                                    KBG, LLC


                                    By:                                (SEAL)
________________________                 _______________________________
                                         John F. Ripley
                                         Manager


                                    PTW, INC.


                                    By:                                (SEAL)
________________________                 _______________________________
                                         John F. Ripley
                                         President and CEO


                                    NATIONAL 60 MINUTE TUNE, INC.


                                    By:                                (SEAL)
________________________                 _______________________________
                                         John F. Ripley
                                         President and CEO


                                    HYDRO-SPRAY CAR WASH
                                    EQUIPMENT CO., LTD.


                                    By:                                (SEAL)
________________________                 _______________________________
                                         John F. Ripley
                                         Authorized Manager


                                    PRECISION TUNE AUTO CARE, INC.


                                    By:                                (SEAL)
________________________                 _______________________________
                                         John F. Ripley
                                         President and CEO

                                ACKNOWLEDGMENTS


STATE OF MARYLAND, CITY/COUNTY OF ___________________, TO WIT:

            I HEREBY CERTIFY that on this 12th day of November, 1997, before me, the undersigned Notary Public, personally appeared Warren F. Boutilier, who acknowledged himself to be the Vice President of Signet Bank, a Virginia banking corporation, known to me (or satisfactorily proved) to be the person who executed the foregoing Loan and Security Agreement and acknowledged that he, being authorized so to do, executed the same for the purposes therein contained as the duly authorized Vice President of Signet Bank, by signing the name of Signet Bank by himself as Vice President.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    __________________________________
                                    Notary Public


My Commission Expires:


______________________

STATE OF ____________, CITY/COUNTY OF _________________, TO WIT:

            I HEREBY CERTIFY that on this 12th day of November, 1997, before me, the undersigned, a Notary Public of the State aforesaid, personally appeared John F. Ripley, who acknowledged himself to be the President and CEO of Precision Auto Care, Inc., a Virginia corporation; WE JAC Corporation, a Delaware corporation; Lube Ventures, Inc., a Delaware corporation; Rocky Mountain Ventures, Inc., a Colorado corporation; Rocky Mountain Ventures II, Inc., a Colorado corporation, Miracle Partners, Inc., a Delaware corporation; Miracle Industries, Inc., an Ohio corporation; PTW, Inc., a Washington corporation; National 60 Minute Tune, Inc., a Washington corporation; Precision Tune Auto Care, Inc. a Virginia corporation; and the Manager of Ralston Car Wash, Ltd., a Colorado limited liability company; and the General Manager of Prema Properties, Ltd., an Ohio limited liability company; the Manager of KBG, LLC, a Colorado limited liability company; the Authorized Manager of Hydro-Spray Car Wash Equipment Co., Ltd., an Ohio limited liability company; and that he, as such President and CEO, Manager, General Manager and Authorized Manager being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of each of the corporations and limited liability companies by himself as President and CEO, Manager, General Manager and Authorized Manager, respectively.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.




                                    __________________________________
                                    Notary Public


My Commission Expires:


______________________